As filed with the Securities and Exchange Commission on July 24, 2007

Registration No. 333-131099

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

POST EFFECTIVE AMENDMENT NO. 4
TO
FORM SB-2
ON

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

TRIANGLE PETROLEUM CORPORATION
(Name of registrant in its charter)

Nevada	1311	98-0430762
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1250, 521-3rd Avenue SW
Calgary, Alberta
Canada T2P 3T3
(403) 262-4471
(Address and telephone number of principal executive offices and principal place of business)

Mark Gustafson, President
TRIANGLE PETROLEUM CORPORATION
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta
Canada T2P 3T3
(403) 262-4471
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

Registration fee paid with original registration statement. no additional fee due.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post Effective Amendment No. 4 to Form SB-2 on Form S-1 amends the Registration Statement SB-2, as amended, that was filed by the Registrant. The prospectus contained in this Post-Effective Amendment will, upon effectiveness of the Post-Effective Amendment, supersede the prospectus dated May 17, 2006. All filing fees payable in connection with the registration of the securities covered hereby were previously paid in connection with the filing of the original registration statement.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 24, 2007

TRIANGLE PETROLEUM CORPORATION
6,131,198 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 6,131,198 shares of our common stock, including 3,631,198 shares of common stock underlying secured convertible debentures in the face amount of $10,500,000 and 2,500,000 underlying convertible debentures in the face amount of $10,000,000. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “TPLM”. The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 23, 2007, was $2.08.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2007.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Triangle Petroleum Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire upon conversion of their convertible debentures, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," “potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the secured convertible notes to the financial statements.

TRIANGLE PETROLEUM CORPORATION

We were incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. Our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. We subsequently abandoned our mineral property as a result of poor exploration results, and decided to change our principal business to that of acquisition, exploration and development of oil and gas resource properties. On May 10, 2005, we changed our name to Triangle Petroleum Corporation.

We have been in the exploration stage since our formation in December 2003 and have realized minimal revenue from our planned operations. We are an exploration company focused on the Fayetteville Shale project in Arkansas, the Barnett Shale project in Texas, emerging shale gas opportunities on the East Coast of Canada, and resource plays in select areas of the western United States. An experienced team comprising technical and business skills has been formed to optimize our opportunities through our operating subsidiaries, Triangle USA Petroleum Corporation in the United States and Elmworth Energy Corporation in Canada. Planned principal activities have not yet begun. Our ability to emerge from the exploration stage with respect to any planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. We have incurred a net loss of $26,630,973 since our inception through January 31, 2007. There is no guarantee that the proceeds raised by us will be sufficient to complete any of the above objectives. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our principal offices are located at Suite 1250, 521-3 Ave. SW, Calgary, Alberta, T2P 3T3, Canada, and our telephone number is (403) 262-4471. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders	Up to 6,131,198 shares, including the following:

	-	3,631,198 shares of common stock underlying secured convertible debentures; and

	-	2,500,000 shares of common stock underlying convertible debenture.

This number represents 16.52% of our current outstanding stock.

Common stock to be outstanding after the offering	Up to 43,244,530 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

Over-The-Counter Bulletin Board Symbol	TPLM

The above information regarding common stock to be outstanding after the offering is based on 37,113,332 shares of common stock outstanding as of July 23, 2007 and assumes the conversion of the debentures.

DECEMBER 8, 2005 SECURED CONVERTIBLE DEBENTURE FINANCING

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners L.P., an accredited investor, on December 8, 2005 for the sale of $15,000,000 in secured convertible debentures. They provided us with an aggregate of $15,000,000 as follows:

• $5,000,000 was disbursed on December 8, 2005;

• $5,000,000 was disbursed on January 17, 2006; and

• $5,000,000 was disbursed on June 1, 2006.

As of July 23, 2007, $4,500,000 of the debenture had been converted into 2,368,802 shares of common stock and $10,500,000 remained outstanding.

The secured convertible debentures bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $5.00 or (ii) 90% of the average of the three lowest daily volume weighted average prices of our common stock, as quoted by Bloomberg, LP, of the 10 trading days immediately preceding the date of conversion. Accordingly, there is in fact no limit on the number of shares into which the secured convertible debentures may be converted. As of July 23, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 10 trading days as quoted by Bloomberg, LP was $2.06 and, therefore, the conversion price for the secured convertible notes was $1.854. Based on this conversion price, the $10,500,000 in secured convertible debentures remaining outstanding, excluding interest, were convertible into 5,663,431 shares of our common stock. The sale of such a large number of shares of common stock could significantly deflate the market price of our common stock, which would have the further effect of requiring us to issue additional shares upon conversion of the secured convertible debentures. Depending on our stock price, the conversion of the secured convertible debentures could lead to the sale of potentially controlling amounts of shares of common stock.

The investor has contractually agreed to restrict its ability to convert the debentures and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of common stock. In addition, the investor is restricted from converting more than $1,500,000 in principle amount of the debenture in any thirty day period, with no more than $1,000,000 of such amount at the variable market conversion price.

We have the right, at our option, with three business days advance written notice, to redeem a portion or all amounts outstanding under the secured convertible debentures prior to the maturity date provided that the closing bid price of our common stock, is less than $5.00 at the time of the redemption. In the event of a redemption, we are obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest.

In connection with the Securities Purchase Agreement dated December 8, 2005, we granted the investor registration rights. We were obligated to use our best efforts to cause the registration statement to be declared effective no later than June 30, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold. In the event of a default of our obligations under the Registration Rights Agreement, including if the registration statement is not declared effective by June 30, 2006, we are required pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the secured convertible debentures. The registration statement was declared effective on May 25, 2006.

DECEMBER 28, 2005 CONVERTIBLE DEBENTURE AND WARRANTS FINANCING

To obtain funding for our ongoing operations, we entered into Securities Purchase Agreements with two accredited investors on December 28, 2005 for the sale of (i) $10,000,000 in convertible debentures and (ii) warrants to purchase 1,250,000 shares of our common stock. The two accredited investors, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank each subscribed for 50% of the total offering.

The investors provided us with an aggregate of $10,000,000 as follows:

• $5,000,000 was disbursed on December 28, 2005; and

• $5,000,000 was disbursed on January 23, 2006.

Pursuant to the Securities Purchase Agreements, we issued to each investor 625,000 warrants to purchase shares of common stock on December 28, 2005 and January 23, 2006, which warrants have expired. As of July 23, 2007, $10,000,000 of the issued debentures were outstanding and none had been converted.

The convertible debentures bear interest at 7.5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at a rate of $4.00 per share. The investors have contractually agreed to restrict their ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with the Securities Purchase Agreement dated December 28, 2005, we granted the investors registration rights. Pursuant to the registration rights agreement, if we did not have the registration statement declared effective on or before May 27, 2006, we were obligated to pay liquidated damages in the amount of 1.0% for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been filed for which no registration statement is filed or should have been declared effective. The registration statement was declared effective on May 25, 2006.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $18,338,534 and $8,244,758 for the years ended January 31, 2007 and 2006, respectively. For the three months ended April 30, 2007, we incurred a net loss of $3,999,585. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated April 2, 2007, our independent auditors stated that our financial statements for the year ended January 31, 2007 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We Have a Limited Operating History and if We are not Successful in Continuing to Grow Our Business, Then We may have to Scale Back or Even Cease Our Ongoing Business Operations.

We have received a limited amount of revenues from operations and have limited assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the exploration stage. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because We Are Small and Do Not Have Much Capital, We May Have to Limit our Exploration Activity Which May Result in a Loss of Your Investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and you will lose your investment.

If We Are Unable to Retain the Services of Messrs. Gustafson and Hietala or If We Are Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued services of Mr. Mark Gustafson, our Chief Executive Officer, President, and a director and Mr. Ron Hietala, a director and President of Elmworth Energy Corporation, our wholly-owned subsidiary. Loss of the services of Messrs. Gustafson or Hietala could have a material adverse effect on our growth, revenues, and prospective business. We have obtained key-man insurance on the life of Mr. Hietala and do not intend to further pursue key man insurance on the life of Mr. Gustafson at this time. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

As Our Properties are in the Exploration Stage, There Can be no Assurance That We Will Establish Commercial Discoveries on Our Properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties.

The Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond the Control of Our Company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition In The Oil And Gas Industry Is Highly Competitive And There Is No Assurance That We Will Be Successful In Acquiring The Leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

A Director Competes Against Us In The Oil And Gas Industry.

One of our directors, John Carlson, is the President and CEO of Torrent Energy Corporation, a publicly-held, natural gas exploration company. As a result, Mr. Carlson may become aware of potential opportunities that could be beneficial to us and Torrent Energy. We do not anticipate that Mr. Carlson would present such opportunities to us for consideration.

The Marketability of Natural Resources Will be Affected by Numerous Factors Beyond Our Control Which May Result in Us not Receiving an Adequate Return on Invested Capital to be Profitable or Viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and Gas Operations are Subject to Comprehensive Regulation Which May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipated Causing an Adverse Effect on Our Company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration Activities are Subject to Certain Environmental Regulations Which May Prevent or Delay the Commencement or Continuance of Our Operations.

In general, our exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory Drilling Involves Many Risks and We May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Our Financial Position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any Change to Government Regulation/Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Risks Relating to Our Outstanding Financing Arrangements:

There Are a Large Number of Shares Underlying Our Convertible Debentures and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of July 23, 2007, we had 37,113,332 shares of common stock issued and outstanding, secured convertible debentures issued on December 8, 2005, January 17, 2006 and June 1, 2006 outstanding that may be converted into 5,663,431 shares of common stock based on current market prices, convertible debentures issued on December 28, 2005 and January 23, 2006 outstanding that may be converted into 2,500,000 shares of common stock, and outstanding warrants to purchase 6,000,000 shares of common stock. All of the shares, including all of the shares issuable upon conversion of the convertible debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Debentures Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

Our obligation to issue shares upon conversion of our secured convertible debentures issued to Cornell Capital Partners on December 8, 2005, January 17, 2006 and June 1, 2006 is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our $10,500,000 remaining of secured convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 23, 2007 of $2.08.

		With	Number	% of
% Below	Price Per	Discount	of Shares	Outstanding
Market	Share	at 10%	Issuable	Stock
25%	$1.545	$1.3905	7,551,241	16.91%
50%	$1.04	$0.936	11,217,949	23.21%
75%	$0.52	$0.468	22,435,898	37.68%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature of our Secured Convertible Debentures May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

The secured convertible debentures are convertible into shares of our common stock at a 10% discount to the trading price of the common stock prior to the conversion. The downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. Short sales by investors could place further downward pressure on the price of the common stock. In addition, not only the sale of shares issued upon conversion of secured convertible debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Debentures, Convertible Debentures and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the secured convertible debentures and convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although Cornell Capital Partners LP may not convert its secured convertible notes if such conversion would cause it to own more than 4.99% of our outstanding common stock and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank may not convert their convertible debentures if such conversion would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent Cornell Capital Partners LP, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG or Centrum Bank from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, Cornell Capital Partners LP, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank could sell more than their limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued upon conversion of the secured convertible debentures issued to Cornell Capital Partners LP which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In December 2005, we entered into three securities purchase agreements for the sale of an aggregate of $25,000,000 principal amount of convertible debentures, secured and unsecured. The $15,000,000 in secured convertible debentures, of which $10,500,000 remained outstanding as of July 23, 2007, are due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Additionally, the $10,000,000 in convertible debentures, which all remained outstanding as of July 23, 2007, are due and payable, with 7.5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreements or related convertible debentures, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the convertible debentures, secured and unsecured, including default interest rate on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, secured and unsecured, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we were required to repay the convertible debentures, secured and unsecured, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Securities Purchase Agreement dated December 8, 2005, Secured Convertible Debentures or Security Agreements, the Investors Could Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the Securities Purchase Agreement dated December 8, 2005, we and our subsidiaries executed Security Agreements in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements state that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Debentures or Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating to Our Common Stock:

If We Fail to Remain Current in Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data for the three months ended April 30, 2007 and 2006 (unaudited) and each of the years in the four-year period ended January 31, 2007 and the consolidated balance sheet data as of April 30, 2007 and 2006 (unaudited) and year-end for each of the years in the four-year period ended January 31, 2007. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements, except for data for the periods ended and as of April 30, 2007 and 2006, which are unaudited. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Three Months Ended April 30,		Year Ended January 31,
Consolidated Statements of Operations	2006	2007	2004 (1)	2005	2006	2007
	(unaudited)	(unaudited)	(audited)	(audited)	(audited)	(audited)

Oil and Gas revenue	$-	$96,644	$-	$-	$-	$54,342

Royalties and Operating Expenses	-	30,363	-	-	-	-

Gross profit	$-	$66,281	-	$-	$-	$54,342

Depletion and Depreciation	5,780	82,248	-	-	4,617	62,856

Selling, general and administrative expenses	2,149,427	2,228,488	14,325	30,885	4,040,387	8,180,692

Impairment of Oil and Gas Properties	-	-	-	-	1,017,713	1,281,499

Operating Loss	$(2,155,207)	$(2,244,455)	$(14,325)	$(30,885)	$(5,062,717)	$(9,470,705)

Accretion of Discounts on Convertible Debentures	(2,051,874)	(1,447,494)	-	-	(2,763,415)	(7,245,577)

Interest on Long Term Debt	(396,630)	(382,351)	-	-	(388,258)	(1,707,732)

Other Income/Expenses	$26,435	$74,715	-	$-	$(368)	$85,480

Discontinued Operations	-	-	(1,912)	(599)	(30,000)	-

Loss before Income taxes	$(4,577,276)	$(3,999,585)	(16,237)	$(31,444)	$(8,244,758)	$18,338,534

Provision for Income Taxes	$-	$-	-	-	-	-

Net loss	(4,577,276)	$(3,999,585)	$(16,237)	$(31,444)	$(8,244,758)	$(18,338,534)

Foreign Currency Translation Adjustment	$-	$-	-	-	-	-
Comprehensive Income	(4,577,276)	(3,999,585)	(16,237)	(31,444)	(8,244,758)	(18,338,534)
Basic and diluted net loss per common share	$(0.23)	(0.13)	-	(0.01)	(0.32)	(0.89)
Basic weighted average common shares outstanding	19,575,000	30,579,000	5,000,000	5,053,000	26,057,000	20,582,000
Diluted weighted average common shares outstanding	19,575,000	30,579,000	5,000,000	5,053,000	26,057,000	20,582,000

(1)	Represents date of inception (December 11, 2003) to January 31, 2004.

	As of April 30,	As of January 31,
Consolidated Balance Sheets	2007	2004	2005	2006	2007
	(unaudited)	(audited)	(audited)	(audited)	(audited)

Current Assets	$22,377,594	$50	$148,102	$17,800,778	$8,662,333
Total Assets	49,442,009	50	148,102	25,838,569	30,747,272
Current Liabilities	8,786,799	15,037	36,260	1,643,670	8,996,436
Total Liabilities	24,025,692	15,037	36,260	10,982,973	24,164,912
Total Stockholders’ Equity (Deficit)	25,416,317	(14,987)	111,842	14,855,596	6,582,360

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “TPLM”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal Year 2006
	High	Low
First Quarter (1)	$0.25	$0.05
Second Quarter	$3.92	$1.40
Third Quarter	$5.15	$3.61
Fourth Quarter	$7.24	$4.60

	Fiscal Year 2007
	High	Low
First Quarter	$5.24	$3.62
Second Quarter	$4.07	$2.05
Third Quarter	$3.45	$2.06
Fourth Quarter	$3.24	$1.95

	Fiscal Year 2008
	High	Low
First Quarter	$3.14	$2.10
Second Quarter	$2.40	$1.95
Third Quarter (2)	$2.23	$2.05
Fourth Quarter	xxx	xxx

(1)	Our stock first traded on March 14, 2005.
(2)	As of July 23, 2007.

Holders

As of July 23, 2007, we had approximately 23 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

On May 9, 2005, we declared a stock dividend of six shares of common stock for each one share of common stock outstanding. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

Prior to May 2005, we were known as Peloton Resources Inc., a mining exploration company. Peloton was actively searching for ore bodies containing gold in British Columbia. A consultant was hired to assess the economic viability of exploring for and developing gold reserves on Peloton’s properties. Based upon his report, Peloton decided to abandon all mining activities and to commence shifting towards an oil and gas exploration company. In connection with the shift in operational focus, we changed our name to Triangle Petroleum Corporation.

The changeover from a mining to an oil and gas exploration company has taken place over the past twenty-four months, during one of the strongest markets for oil and natural gas. The average monthly price for West Texas Intermediate (WTI) crude oil and natural gas (Henry Hub Nymex), currently, as compared to the prior year, is as follows:

Although these strong commodity prices have resulted in extremely competitive conditions for the supply of products and services for exploration companies, our outlook remains positive. Despite these strong fundamentals, it should be noted that significant short term fluctuations in North American natural gas prices have occurred based upon seasonal weather patterns and gas storage levels.

Plan of Operations

Since our inception, Triangle Petroleum has had the opportunity to screen various projects in a variety of geographic locations with numerous potential joint venture partners. The project areas outlined below were carefully selected based on our belief in balancing overall project risk against potential project returns and the time horizons required to achieve such returns. These five project areas represent unique exploration opportunities. In conjunction with our joint venture partners, we intend to execute our operating plan in order to realize the full value of the initial land base that has been established.

Arkoma Basin Arkansas - Fayetteville Shale Program

We have committed to an initial $16 million joint venture in the Fayetteville Shale of the Arkoma Basin with Kerogen Resources. We believe that this area has the ability to deliver similar results to the trend setting Barnett Shale of the Fort Worth Basin. We and Kerogen have an equal 50% working interest position in approximately 20,000 gross acres leased to date in Conway and Faulkner Counties. A measured pace of additional leasing is planned to complement the 2007 drilling program. Based upon encouraging initial drilling results from major oil and gas companies just north of our land position, we believe that the Fayetteville Shale program has the potential to be a major growth initiative. As at April 30, 2007, we had advanced approximately $6.8 million to fund our share of land costs and we have incurred an additional $2.6 million to fund our share of costs related to the first vertical well, which reached its targeted depth in April 2007. The remaining capital commitment of $6.8 million is expected to be incurred within the next 12 to 18 months and should be used to fund $2.8 million of seismic expenditures and $4.0 million of drilling costs.

The first vertical test well of the Fayetteville joint venture reached its targeted depth of 8,300 feet on April 4, 2007. Drill cuttings and other samples were taken from the well and sent in for further lab work and analysis. Concurrent with the first drilling operation, a new multi-component 3-D seismic survey had also commenced. The seismic survey was shot over approximately half of the target area and sent for processing in April 2007. Depending on the results of the seismic program and the vertical test well, we may consider initiating a horizontal drilling program.

Greater Fort Worth Basin Texas - Barnett Shale Program

We have acquired a 30% working interest position in a five county joint venture program with Kerogen. The five counties are located in the South Fort Worth Basin and include Johnson, Hood, Hill, Sommerville and Bosque. To date, approximately 13,000 gross acres have been leased. One new ten square mile 3-D seismic survey has been shot over an acreage tract in Hill County. As of April 30, 2007, we have expended approximately $2.5 million in prospect fees, land costs and, geological and geophysical expenditures. In July 2007, we received proceeds of $984,000 from the sale of our working interest position in approximately 12,100 gross acres held by the joint venture group mentioned above. Our investment in this land position was approximately $1.7 million. The acreage sold was undeveloped land and not the area containing our active well positions.

We have participated in four lower working interest (approximately 6%) horizontal wells (one in Johnson County and three in Hill County). The four wells which are all currently producing had initial gross production rates of between 400 mcf/day (million cubic feet per day) and 2,800 mcf/day. These initial production rates should stabilize at lower levels over time. The operator of these wells has commenced voluntary bankruptcy proceedings. As a result, we have not received our monthly production revenue since January 2007, however the amounts owing to us have been set aside by the bankruptcy trustee in a separate bank account. In addition, we continue to receive monthly statements detailing our share of production revenue and related production royalties and operating expenses. We have spent approximately $1.1 million on drilling and completing these four wells.

In November 2006, we participated in a new joint venture with an experienced Texas-based operator. To date, we have participated in four Barnett Shale gas wells with working interests ranging between 11% and 15%. At January 31, 2007, the costs incurred to drill and complete these wells totaled approximately $1.8 million. We have commenced production from two of the first four horizontal wells drilled in the fourth quarter of 2006. The first well located in Hood County was fracture stimulated in March 2007 and is producing from four stages. Peak production rates up to 1.5 mmcfpd (million cubic feet per day) have been realized with approximately 40% of the frac load fluid recovered to date. The second well in this county has peak production rates of 1.3 mmcfpd (million cubic feet per day) from two producing stages. Approximately 65% of the frac load fluid has been recovered. The other two wells located in Parker County have been drilled and are awaiting a 3,000 foot pipeline tie-in prior to completion. Production from these wells is expected to commence in the third quarter.

The key considerations in the established areas of the Barnett are related primarily to operational and engineering issues (completion methods, production infrastructure, etc). Unless there is strong technical evidence of a possible major undeveloped area, we are planning on investing only in the established production areas in the Barnett. A particular focus will be given to selecting projects that have short pipeline connection timeframes. The working interests achieved in these new projects will vary depending on the acreage tracts available and the business risks attributed to each project.

States of Colorado, Montana and Wyoming - Rocky Mountain Program

We have embarked on a joint venture with Hunter Energy LLC of Denver, Colorado. We have made an initial commitment to participate in the drilling of three new projects. We have a 25% working interest in the three new Hunter Energy projects. The project areas are geographically located in north-western Colorado, south-western Wyoming, and northern Montana. The gross acreage position in the three areas is approximately 77,000 acres. We have advanced approximately $3.4 million dollars in land, prospect fees and drilling costs relating to this project.

Although the initial test well in Colorado was not successful, plans for this project include working with area operators to continue the exploration program. Drilling on the south west Wyoming project and the Montana project are anticipated to commence in 2007 with consideration being given to service industry equipment availability and prevailing short-term winter weather conditions. It is anticipated that our share of costs to drill these two wells will be approximately $1.4 million.

Alberta Canada Deep Basin - Western Canadian Program

We have licensed a 120 square mile seismic data set, at a cost of approximately $1.3 million, to assist in the generation of the most prospective drilling sites. To date, we have access to thirty-one sections of land (approximately 20,000 gross acres), which are in various stages of earning with a number of joint venture partners.

We have participated in drilling and/or completing eight Deep Basin wells at a total cost of approximately $7.2 million net to us. These eight wells were drilled as part of four different joint ventures with varying working interests.

We have commenced production from two of three wells drilled in the last four months of 2006 in the Alberta Deep Basin. The first well located in the Kakwa Area intersected four gas bearing zones (Cadomin, Bluesky, Falher G, Falher B) which have been completed in a 10,500 foot well in the Kakwa area of Northwestern Alberta. This well has been tested at a facility restricted rate of 3.6 mmcfpd or 600 BOED (barrels of oil equivalent per day) and is capable of producing over 5.0 mmcfpd or 830 BOED. We paid 20% of the well costs for an 18% interest before payout (and 12% after payout) in this well. Due to restricted plant capacity this well is not expected to commence production until the fourth quarter of 2007. The second well is located in the Wapiti Area and we have an approximate 35% working interest in this 7,900 foot well that is located within the multi-township 3-D seismic area licensed by us. This well was completed in the shallow Cretaceous Dunvegan sandstone interval. Subsequent to completion, the well was connected to a nearby pipeline. Initial production rates range from 0.4 to 0.6 mmcfpd or 60 to 100 BOED. The third well was also drilled in the Wapiti Area and we have a 50% interest in this 9,900 foot well that was testing the Cadomin and Falher zones. The Cadomin zone was completed but tested wet. The Falher zone tested gas but at rates that were uneconomic to tie-in this past winter season. A potential tie-in for this well will be re-evaluated in the future based upon gas prices and future pipeline activity in the area. Accordingly, this well is currently suspended as a potential gas well.

Of the remaining five wells drilled by us prior to this past winter, one of the wells drilled in late 2005 tested fresh water, with no natural gas present. Another well tested gas but at rates that that were uneconomic to warrant a pipeline tie based on today’s natural gas pricing environment. The final three wells were taken over by a new operator during mid 2006 and we are waiting for the new operator to complete technical due diligence on the wells and propose a timeline and revised completions strategy for these wells.

Eastern Coast Canada - Canadian Shale Gas Program

Over the last twelve months, a multi-disciplined geoscience team has screened prospective basins in Eastern Canada. The screening process includes an assessment of the geologic history for a given area, estimates of pressure and temperature profiles and a determination of the ability to fracture stimulate a prospective shale package.

As a direct result of implementing this strategy, we have executed a farm-in agreement with a Canadian company to pursue a shale gas opportunity in Eastern Canada. The project covers approximately 68,000 acres and we believe it to be located in a favorable geological setting based on technical work performed to date. Additional laboratory measurements will be taken on core samples and drill cuttings, which are available from previously drilled conventional wells. We will be entitled to earn an average 70% working interest in the block subsequent to the acquisition and evaluation of a seismic program and then electing to drill a test well no later than December 31, 2008. We plan to move forward aggressively in the assessment of this new project areas.

In addition, we have committed to another project located in the Windsor Area of Nova Scotia, Canada covering approximately 516,000 acres. Based on an extensive screening process and technical work performed to date, this area is believed to be located in a highly favorable geological setting. Additional laboratory measurements will be taken on core samples and drill cuttings which are available from previously drilled conventional wells. We will be entitled to earn an average 70% working interest in the block subsequent to paying an $80,000 deposit to the Nova Scotia Government prior to September 15, 2007 and then electing to drill a test well no later than September 15, 2008. We plan to move forward aggressively in the assessment of this new project.

Results of Operations

Three Months Ended April 30, 2007 Compared to the Three Months Ended April 30, 2006

For the three months ended April 30, 2007, we realized $96,644 in revenue from natural gas sales, as compared to $nil for the comparable period in 2006. This revenue was the result of our realizing production from six small working interest wells located in the Barnett Shale in Texas and two wells located in the Deep Basin of Alberta. Royalties and production expenses related to this revenue totaled $30,363 for the three months ended April 30, 2007 as compared to $nil for the three months ended April 30, 2006.

General and administrative expenses for the three months ended April 30, 2007 totaled $2,228,488 as compared to $2,149,427 for the same period in 2006. The largest component of general and administrative expenses was stock based compensation expense which totaled $1,625,536 for the three months ended April 30, 2007 and $1,597,368 for the comparable period in 2006. Also included in the above totals were salaries, wages and consulting fees of $273,826 and $238,826 for the three months ended April 30, 2007 and 2006, respectively. The remaining $329,126 and $313,233 of general and administrative expenses for the three months ended April 30, 2007 and 2006, respectively, is comprised of travel and other office related expenses.

Fiscal Year Ended January 31, 2007 Compared to the Fiscal Year Ended January 31, 2006

For the twelve months ended January 31, 2007, we realized $54,342 in revenue from natural gas sales, as compared to $nil for the comparable period in 2005. This revenue was the result of our realizing initial production from four small working interest wells located in the Barnett Shale in Texas that began producing in early August.

General and administrative expenses for the twelve months ended January 31, 2007 totaled $8,180,692. Included in this amount was $5,825,356 of stock based compensation expense. Also included in the above total were salaries, wages and consulting fees of $992,153 for the twelve months ended January 31, 2007. Of the remaining $1,363,183 of general and administrative expenses, $250,000 is attributable to an investor relations contract awarded in the fourth quarter of 2006 while the remainder is comprised of insurance, professional fees, and travel and other office related expenses.  For the twelve month period ended January 31, 2006, general and administrative expenses totaled $4,040,387. The majority of the total general and administrative expenses related to stock based compensation expense totaling $3,468,399. The remaining $571,988 for the twelve months ended January 31, 2006 related to consulting fees and general office expenses. General and administrative expenses have increased significantly in the prior year primarily due to increased stock based compensation expense but also due to an increase in the size and scope of the our activities. Our shift to oil and gas exploration from mining has necessitated the an increase in staffing levels as well as an increase travel and other administrative expenses in order to properly oversee our geographically diverse operations.

Liquidity and Capital Resources

As at April 30, 2007, we had working capital of $13,590,795. For the three months ended April 30, 2007, we had net cash outflow from operating activities of $1,803,926. Cash used in investing activities totaled $2,643,530 for the three months ended April 30, 2007, which was used to fund Triangle USA’s share of costs relating to the first vertical well drilled in Fayetteville Shale Project in the Arkoma Basin, as well as remaining capital commitments for the three Deep Basin gas wells drilled in Alberta during the winter of 2007. Cash provided by financing activities totaled $19,308,006 for the three months ended April 30, 2007. On February 26, 2007, we sold an aggregate of 10,412,000 shares of our common stock to 24 accredited investors in a private placement transaction for aggregate proceeds of $20,824,000.

We expect significant capital expenditures during the next 12 months for seismic data acquisitions, land and drilling rights acquisitions, drilling programs, overhead and working capital purposes. We have sufficient funds to conduct our operations for the balance of 2007. If additional financing is required, there can be no assurance that it will be available in amounts or on terms acceptable to us, if at all.

By adjusting our operations to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional investments in order to continue operations until we are able to achieve positive operating cash flow. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

To date, we have generated minimal revenues and have incurred operating losses in every quarter. Our registered independent auditors have stated in their report dated April 2, 2007, that we are an early exploration company, have not generated significant revenues from operations and has incurred significant losses since inception. These factors among others raise substantial doubt about our ability to continue as a going concern.

December 8, 2005 Secured Convertible Debenture Financing

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners L.P., an accredited investor, on December 8, 2005 for the sale of $15,000,000 in secured convertible debentures. They provided us with an aggregate of $15,000,000 as follows:

ཉ	$5,000,000 was disbursed on December 8, 2005;

ཉ	$5,000,000 was disbursed on January 17, 2006; and

ཉ	$5,000,000 was disbursed on June 1, 2006.

As of July 23, 2007, $4,500,000 of the debenture had been converted into 2,368,802 shares of common stock and $10,500,000 remained outstanding.

The secured convertible debentures bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $5.00 or (ii) 90% of the average of the three lowest daily volume weighted average prices of our common stock, as quoted by Bloomberg, LP, of the 10 trading days immediately preceding the date of conversion. Accordingly, there is in fact no limit on the number of shares into which the secured convertible debentures may be converted. As of July 23, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 10 trading days as quoted by Bloomberg, LP was $2.06 and, therefore, the conversion price for the secured convertible notes was $1.854. Based on this conversion price, the $10,500,000 in secured convertible debentures remaining outstanding, excluding interest, were convertible into 5,663,431 shares of our common stock. The sale of such a large number of shares of common stock could significantly deflate the market price of our common stock, which would have the further effect of requiring us to issue additional shares upon conversion of the secured convertible debentures. Depending on our stock price, the conversion of the secured convertible debentures could lead to the sale of potentially controlling amounts of shares of common stock.

The investor has contractually agreed to restrict its ability to convert the debentures and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of common stock. In addition, the investor is restricted from converting more than $1,500,000 in principle amount of the debenture in any thirty day period, with no more than $1,000,000 of such amount at the variable market conversion price.

We have the right, at our option, with three business days advance written notice, to redeem a portion or all amounts outstanding under the secured convertible debentures prior to the maturity date provided that the closing bid price of our common stock, is less than $5.00 at the time of the redemption. In the event of a redemption, we are obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest.

In connection with the Securities Purchase Agreement dated December 8, 2005, we granted the investor registration rights. We were obligated to use our best efforts to cause the registration statement to be declared effective no later than June 30, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold. In the event of a default of our obligations under the Registration Rights Agreement, including if the registration statement is not declared effective by June 30, 2006, we are required pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the secured convertible debentures. The registration statement was declared effective on May 25, 2006.

In connection with the Securities Purchase Agreement dated December 8, 2005, we and each of our subsidiaries executed security agreements in favor of the investor granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreements state that if an event of default occurs under the secured convertible debentures or security agreements, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

December 28, 2005 Convertible Debenture and Warrants Financing

To obtain funding for our ongoing operations, we entered into Securities Purchase Agreements with two accredited investors on December 28, 2005 for the sale of (i) $10,000,000 in convertible debentures and (ii) warrants to purchase 1,250,000 shares of our common stock. The two accredited investors, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank each subscribed for 50% of the total offering.

The investors provided us with an aggregate of $10,000,000 as follows:

ཉ	$5,000,000 was disbursed on December 28, 2005; and

ཉ	$5,000,000 was disbursed on January 23, 2006.

Pursuant to the Securities Purchase Agreements, we issued to each investor 625,000 warrants to purchase shares of common stock on December 28, 2005 and January 23, 2006. As of July 23, 2007, $10,000,000 of the issued debentures were outstanding and none had been converted.

The convertible debentures bear interest at 7.5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at a rate of $4.00 per share. The investors have contractually agreed to restrict their ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with the Securities Purchase Agreement dated December 28, 2005, we granted the investors registration rights. Pursuant to the registration rights agreement, if we did not have the registration statement declared effective on or before May 27, 2006, we were obligated to pay liquidated damages in the amount of 1.0% for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been filed for which no registration statement is filed or should have been declared effective. The registration statement was declared effective on May 25, 2006.

February 26, 2007 Private Placement

On February 26, 2007, we sold an aggregate of 10,412,000 shares of our common stock to 24 accredited investors in a private placement transaction for aggregate proceeds of $20,824,000. Pursuant to the terms of sale, we agreed to cause a resale registration statement covering the common stock to be filed no later than 30 days after the closing and declared effective no later than 120 days after the closing. If we fail to comply with the registration statement filing or effective date requirements, we will be required to pay the investors a fee equal to 1% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 10%. We paid the placement agents of the offering a cash fee of 6.5% of the proceeds of the offering. The registration statement was declared effective on March 14, 2007.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We regularly evaluate estimates and assumptions related to useful life and recoverability of long-lived assets, asset retirement obligations, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Investment in Oil and Gas Properties

We utilize the full cost method to account for our investment in oil and gas properties. Accordingly, all costs associated with acquisition and exploration of oil and gas reserves, including such costs as leasehold acquisition costs, interest costs relating to unproved properties, geological expenditures and direct internal costs are capitalized into the full cost pool. As of January 31, 2007, we had one property with proven reserves. For our proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects including capitalized interest, if any, are not amortized until proved reserves associated with the projects can be determined. If the future exploration of unproved properties is determined uneconomical, the amounts of such properties are added to the capitalized cost to be amortized.

The capitalized costs included in the full cost pool are subject to a “ceiling test”, which limits such costs to the aggregate of the estimated present value, using an estimated discount rate, of the future net revenues from proved reserves, based on current economic and operating conditions and the estimated value of unproven properties.

Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Asset Retirement Obligations

We recognize a liability for future retirement obligations associated with our oil and gas properties. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until we settle the obligation.

Revenue Recognition

We recognize oil and gas revenue when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectibility of the revenue is probable.

Stock-Based Compensation

Prior to February 1, 2006, we accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting. Effective February 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified prospective transition method. Under that transition method, compensation cost is recognized for all share-based payments granted prior to, but not yet vested as of February 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and compensation cost for all share-based payments granted subsequent to February 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods have not been restated.

Recently Issued Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on our financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on our future reported financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Commodity Price Risk

Because of our relatively low level of current oil and gas production, we are not exposed to a great degree of market risk relating to the pricing applicable to our oil and natural gas production. However, our ability to raise additional capital at attractive pricing, our future revenues from oil and gas operations, our future profitability and future rate of growth depend substantially upon the market prices of oil and natural gas, which fluctuate widely. We expect commodity price volatility to continue. We do not currently utilize hedging contracts to protect against commodity price risk. As our oil and gas production grows, we may manage our exposure to oil and natural gas price declines by entering into oil and natural gas price hedging arrangements to secure a price for a portion of our expected future oil and natural gas production.

Operating Cost Risk

We have experienced rising operating costs which impacts our cash flow from operating activities and profitability. We recognize that rising operating costs could continue and continued rising operating costs would negatively impact our oil and gas operations.

Interest Rate Risk

All of our debt has fixed interest rates, so consequently we are not exposed to cash flow or fair value risk from market interest rate changes on this debt.

Financial Instruments

The fair values of financial instruments, which include cash and cash equivalents, other receivables, accounts payable, accrued interest on convertible debentures, accrued liabilities, and convertible debentures approximate their carrying values due to the relatively short maturity of these instruments. The fair value of convertible debentures are estimated to approximate their carrying values based on borrowing rates currently available to us for debt with similar terms.

Inflation and Changes in Prices

The general level of inflation affects our costs. Salaries and other general and administrative expenses are impacted by inflationary trends and the supply and demand of qualified professionals and professional services. Inflation and price fluctuations affect the costs associated with exploring for and producing oil and natural gas, which has a material impact on our financial performance.

BUSINESS

OVERVIEW

We were incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. In December 2003, we purchased six mineral claims situated in the Greenwood Mining Division in the Province of British Columbia, Canada. Our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. Subsequent to the period, we abandoned our mineral property as a result of poor exploration results, and decided to change our principal business to that of acquisition and exploration of oil and gas resource properties. On May 10, 2005, we changed our name to Triangle Petroleum Corporation.

We are an exploration company focused on the Fayetteville Shale project in Arkansas, the Barnett Shale project in Texas, emerging shale gas opportunities on the East Coast of Canada and resource plays in select areas of the western United States. An experienced team comprising technical and business skills has been formed to optimize our opportunities through our operating subsidiaries, Triangle USA Petroleum Corporation in the United States and Elmworth Energy Corporation in Canada.

THE NATURAL GAS INDUSTRY

The Rise of Natural Gas

Little more than a half-century ago, drillers seeking valuable crude oil bemoaned the discovery of natural gas, despite it being the most efficient and cleanest burning fossil fuel. Given the lack of transportation infrastructure at the time, wells had to be capped or the gas flared. As the U.S. economy expanded after World War II, the development of a vast interstate transmission system facilitated widespread consumption of natural gas in homes and business establishments. By 1970, natural gas consumption, on a heat-equivalent basis, had risen to three-fourths that of oil. But in the following decade, consumption lagged because of competitive inroads made by coal and nuclear power.

The demand for natural gas rose sharply in the 1980’s, when consumers and businesses began to find more uses for it. After years as a low-value commodity, natural gas ascended into the spotlight as demand for the fuel to fire power plants, heat homes and serve as a chemical feedstock outstripped the petroleum industry's ability to tap new reserves. In the 1990’s, the popularity of natural gas as an economic and environmentally benign fossil fuel made it the fuel of choice for power generation.

By the year 2000, the U.S. economy was thriving, fueled by cheap energy. To meet the growing need for electricity, U.S. utilities ordered 180,000 Megawatts of gas-fired power plants to be installed by 2005. This was, by far, the largest amount of power generation capacity ever installed in such a short period. As a result, the U.S. electricity supply margins and its economy became dependent on natural gas availability and price. Today, any new electricity capacity brought on line is generated by natural gas, rather than oil, coal, water or nuclear. This has prompted the National Petroleum Council to predict that electricity generation will be responsible for 47% of the increase in natural gas consumption between 1998 and 2010.

Current U.S. Demand

The United States currently depends on natural gas for approximately 23% of its total primary energy requirements. But with its commitment to the use of natural gas, particularly in the electricity sector, the U.S. now finds itself with a supply shortage at a time of increased demand.

From 1990 through 2003, natural gas consumption in the United States increased by 14%. According to the Energy Information Administration’s Annual Energy Outlook 2007 (AEO2007) US natural gas demand is expected to increase from 22 trillion cubic feet in 2005 to 26.1 trillion cubic feet in 2030, with the bulk of the increase expected to happen by 2020. This pace of growth is slower than in previous forecasts due to a smaller increase in industrial demand and a leveling off in natural gas fired electricity generation. Although, natural gas consumption is projected to grow to 26.1 trillion cubic feet in 2030, this is down from the projection of 26.9 trillion cubic feet in 2030 in the AEO2006 forecast and well below the projections of 30 trillion cubic feet or more included in AEO forecasts only a few years ago. The generally higher natural gas prices projected in the AEO2007 forecast results in lower projected growth of natural gas use for electricity generation over the last decade of the projection period. Total natural gas consumption is projected to be almost flat from 2020 through 2030, when growth in residential, commercial, and industrial consumption is offset by a decline in natural gas use for electricity generation as a result of greater coal use.

The demand for natural gas is further influenced by the crude oil market. Although crude oil and natural gas are two separate commodities, their prices have historically been correlated at irregular intervals. Strong oil prices generally keep natural gas prices elevated because fuel oil is a possible substitute for natural gas. As the price of crude oil increases, some industries switch to natural gas. This is particularly true in the electricity sector.

The Supply Situation

Presently, the United States relies on three sources for its natural gas. Domestic production accounts for 80% of supply. Imports from Canada, mainly the western provinces of Alberta, British Columbia and Saskatchewan provide an additional 17%. Imports of liquefied natural gas make up the remainder.

According to the AEO2007 forecast, total domestic natural gas production is expected to increase from 18.3 trillion cubic feet in 2005 to 21.1 trillion cubic feet in 2022, before declining to 20.6 trillion cubic feet in 2030 in the AEO2007 forecast. Production of unconventional natural gas is expected to be a major contributor to growth in U.S. natural gas supplies. Incremental production of onshore natural gas comes primarily from unconventional resources, including coalbed methane, tight sandstones, and gas shales. Unconventional production increases in the forecast from 8.0 trillion cubic feet in 2005 to 10.2 trillion cubic feet in 2030, when it accounts for 50 percent of projected domestic U.S. natural gas production, due in part to the addition of the Fayetteville and Woodford shale resources.

In a recent report published by Pickering Energy Partners, a research firm specializing in the energy industry, U.S. supply is expected to grow by approximately 1 billion cubic feet per day or roughly two percent in 2007. This will continue to have a moderating effect on price as the growth in supply is expected to more than satisfy existing demand. This trend is an extension of what was witnessed in 2006 when onshore U.S. natural gas production grew (thru October) by 1.9 billion cubic feet per day or 4% compared to year before. A main cause of this growth was increasing rig count which was up by 225 rigs (+19%) over the same time period. In fact, onshore production has steadily grown since early 2002 when the rig count began to climb steadily. The U.S. rig count has more than doubled and onshore production has increased by approximately 4.5 billion cubic feet per day (+10%) since early 2002.

Canadian Gas Declining

As in the United States, the Canadian supply situation is characterized by declining production from mature supply resources and increasing production from unconventional resources as well as increased supplies from the Arctic region. Thus, overall Canadian production is projected to remain relatively flat and exports to the United States, after factoring in expanding Canadian use, are expected to decline. Canada is expected to use more natural gas to heat buildings and to produce unconventional oil from tar sands, which uses heat from natural gas. According to the Energy Information Administration’s (EIA) most recent forecast, pipeline imports from Canada to the United States reached their peak between 2000 and 2005, and will decline slowly but steadily for the next two decades.

Commodity Price Volatility

Oil and natural gas prices are volatile and subject to a number of external factors.  Prices are cyclical and fluctuate as a result of shifts in the balance between supply and demand for oil and natural gas, world and North American market forces, conflicts in middle eastern countries, inventory and storage levels, OPEC policy, weather patterns and other factors. OPEC supply curtailment, tensions in the middle east, increased demand in China and low North American crude stocks have kept crude oil prices high.  Natural gas prices are greatly influenced by market forces in North America since the primary source of supply is contained within the continent.  Market forces include the industry's ability to find new production and reserves to offset declining production, economic factors influencing industrial demand, weather patterns affecting heating demand and the price of oil for fuel switching.

Seasonality

The exploration for oil and natural gas reserves depends on access to areas where operations are to be conducted.  Seasonal weather variations, including freeze-up and break-up affect access in certain circumstances. According to the American Petroleum Institute, more than 60 million U.S. households use natural gas for water heating, space heating, or cooking. In total, natural gas accounts for more than 50 percent of the fuel used to heat U.S. homes. Residential and commercial heating demand for natural gas is highly weather-sensitive, making weather the biggest driver of natural gas demand in the short term. As a result, natural gas demand is highly “seasonal” in nature, with significant “peaks” in the winter heating season.

OUR PROPERTIES

Arkoma Basin Arkansas - Fayetteville Shale Program

We have committed to an initial $16 million joint venture in the Fayetteville Shale of the Arkoma Basin with Kerogen Resources. We believe that this area has the ability to deliver similar results to the trend setting Barnett Shale of the Fort Worth Basin. We and Kerogen have an equal 50% working interest position in approximately 20,000 gross acres leased to date in Conway and Faulkner Counties. A measured pace of additional leasing is planned to complement the 2007 drilling program. Based upon strong initial drilling results from major oil and gas companies just north of our land position, we believe that the Fayetteville Shale program has the potential to be a major growth initiative. As at April 30, 2007, we had advanced approximately $6.8 million to fund our share of land costs incurred to date and an additional $2.6 million to fund our share costs related to the first vertical well, which reached its targeted depth in April 2007. The remaining capital commitment of $6.8 million is expected to be incurred within the next 12 to 18 months and will be used to fund $2.8 million of seismic expenditures and $4.0 million of drilling costs.

The first vertical test well of the Fayetteville joint venture reached its targeted depth of 8,300 feet on April 4, 2007. Drill cuttings and other samples were taken from the well and sent in for further lab work and analysis. Concurrent with the first drilling operation, a new multi-component 3-D seismic survey had also commenced. The seismic survey was shot over approximately half of the target area and sent for processing in April 2007. Depending on the results of the seismic program and the vertical test well, we may consider initiating a horizontal drilling program.

The experience gained on the initial test wells will guide the drilling and completions planned for the overall 2007 drilling program. We recognize that there will be unique formation properties that require well by well analysis to determine the optimum horizontal well planning and fracture stimulation programs.

Our strategy is to establish commercial production from the Fayetteville in the joint venture controlled areas that will be capable of accessing current and expanded pipeline connectivity. Expectations are to participate in the drilling of between five and ten wells during the next twelve months. Working interests will vary for the joint venture as a combination of pooled and 100% joint venture lands will be drilled. The key business issues associated with the Fayetteville include optimizing drilling and completion costs in the area as the service industry matures along with assessing the optimum multi-stage stimulation programs in the horizontal wells.

Greater Fort Worth Basin Texas - Barnett Shale Program

We believe that a major shift is unfolding in the recognition and commercialization of unconventional gas reservoirs. Specifically, commercial shale gas production in the United States is emerging as a cornerstone of the overall North American gas supply. In October of 2005, we successfully initiated a business relationship with a focused shale gas company, Kerogen Resources Inc., or Kerogen, of Houston, Texas. The principals of Kerogen and Ron Hietala, a director and officer of ours, have a long history of working together and developing new opportunities. We believe that the Kerogen team has a well established track record in shale gas and unconventional reservoir development.

We have acquired a 30% working interest position in a five county joint venture program with Kerogen. The five counties are located in the South Fort Worth Basin and include Johnson, Hood, Hill, Sommerville and Bosque. To date, approximately 13,000 gross acres have been leased. One new ten square mile 3-D seismic survey has been shot over an acreage tract in Hill County. As of April 30, 2007, we have expended approximately $2.5 million in prospect fees, land costs and, geological and geophysical expenditures. In July 2007, we received proceeds of $984,000 from the sale of our working interest position in approximately 12,100 gross acres held by the joint venture group mentioned above. Our investment in this land position was approximately $1.7 million. The acreage sold was undeveloped land and not the area containing our active well positions.

We have participated in four lower working interest (approximately 6%) horizontal wells (one in Johnson County and three in Hill County). The four wells which are all currently producing had initial gross production rates of between 400 mcf/day (million cubic feet per day) and 2,800 mcf/day. These initial production rates should stabilize at lower levels over time. The operator of these wells has commenced voluntary bankruptcy proceedings. As a result, we have not received our monthly production revenue since January 2007, however the amounts owing to us have been set aside by the bankruptcy trustee in a separate bank account. In addition, we continue to receive monthly statements detailing our share of production revenue and related production royalties and operating expenses. We have spent approximately $1.1 million on drilling and completing these four wells.

In November 2006, we participated in a new joint venture with an experienced Texas-based operator. To date, we have participated in four Barnett Shale gas wells with working interests ranging between 11% and 15%. At January 31, 2007, the costs incurred to drill and complete these wells totaled approximately $1.8 million. We have commenced production from two of the first four horizontal wells drilled in the fourth quarter of 2006. The first well located in Hood County was fracture stimulated in March 2007 and is producing from four stages. Peak production rates up to 1.5 mmcfpd have been realized with approximately 40% of the frac load fluid recovered to date. The second well in this county has peak production rates of 1.3 mmcfpd from two producing stages. Approximately 65% of the frac load fluid has been recovered. The other two wells located in Parker County have been drilled and are awaiting a 3,000 foot pipeline tie-in prior to completion. Production from these wells is expected to commence in the third quarter.

The key considerations in the established areas of the Barnett are related primarily to operational and engineering issues (completion methods, production infrastructure, etc). Unless there is strong technical evidence of a possible major undeveloped area, we are planning on investing only in the established production areas in the Barnett. A particular focus will be given to selecting projects that have short pipeline connection timeframes. The working interests achieved in these new projects will vary depending on the acreage tracts available and the business risks attributed to each project.

States of Colorado, Montana and Wyoming - Rocky Mountain Program

The Rocky Mountain region of the Western United States presents opportunities that bear many of the positive attributes of the Alberta Deep Basin. The Rocky Mountain core area strategy for us has been to identify higher-risk, large growth potential projects that have low to moderate acreage costs which can also be readily leased.

We have embarked on a joint venture with Hunter Energy LLC, or Hunter, of Denver, Colorado. Hunter has developed an extensive project inventory based on an analysis of each of the Western United States’ sub-basins, and the team of geo-scientists and engineering specialists has selected those which demonstrate key indicators for major new hydrocarbon accumulations. In turn, we have made an initial commitment to participate in the drilling of three new projects.

We have a 25% working interest in the three new Hunter Energy projects. The project areas are geographically located in north-western Colorado, south-western Wyoming, and northern Montana. The gross acreage position in the three areas is approximately 77,000 acres. We have advanced approximately $3.4 million in land and prospect fees relating to this project.

An initial exploration test well was drilled on the north-western Colorado project at a cost of approximately $1.2 million net to us. Production was not established from this first well. Plans for the north-west Colorado project include working with area operators to continue the exploration program, which we believe should be very active. Drilling on the south west Wyoming project and the Montana project are anticipated to commence in 2007 with consideration being given to service industry equipment availability and prevailing short-term winter weather conditions. It is anticipated that our share of costs to drill these two wells will be approximately $1.4 million.

The re-evaluation of the Rocky Mountain basins has identified significant opportunities which were not the prime targets at the time of previous and deeper drilling by the industry. The predominant issues associated with the shallower Rocky Mountain project areas are reservoir permeability and the occurrence of local fresh waters being present.

Alberta Canada Deep Basin - Western Canadian Program

As a direct result of our experienced Deep Basin team, our first exploration program was in this area. The Alberta Deep Basin is a long-term gas exploitation area located primarily in northwestern Alberta. Some of the early wells drilled by Canadian Hunter resulted in very prolific wells during the 1970’s and 1980’s. Since then, over 6 Tcf of gas has been produced by the key industry producers in this Basin.

There are three new conditions which should generate new production for companies committed to a long-term strategy in the Deep Basin. The first significant development is the co-mingling of gas from a variety of the possible seventeen separate geologic horizons in the Deep Basin. The co-mingling of these multiple productive zones greatly improves the economics of a project. The second significant development is the downspacing from one well per section (640 acres) down to four wells per section which provides a more efficient recovery of the resources. The third significant development is the availability of extensive 3-D seismic data covering multiple townships of the Deep Basin. We have licensed a 120 square mile seismic data set, at a cost of approximately $1.3 million, to assist in the generation of the most prospective drilling sites.

Two controlling factors that influence the development of new drilling locations are land availability and increasing costs of placing a well on production. Access to land has improved and completion costs appear to have peaked. To date, we have access to thirty-one sections of land (approximately 20,000 gross acres), which are in various stages of earning with a number of joint venture partners.

We have participated in drilling and/or completing eight Deep Basin wells at a total cost of approximately $7.2 million net to us. These eight wells were drilled as part of four different joint ventures with varying working interests.

We have commenced production from two of three wells drilled in the last four months of 2006 in the Alberta Deep Basin. The first well located in the Kakwa Area intersected four gas bearing zones (Cadomin, Bluesky, Falher G, Falher B) which have been completed in a 10,500 foot well in the Kakwa area of Northwestern Alberta. This well has been tested at a facility restricted rate of 3.6 mmcfpd or 600 BOED (barrels of oil equivalent per day) and is capable of producing over 5.0 mmcfpd or 830 BOED. We paid 20% of the well costs for an 18% interest before payout (and 12% after payout) in this well. Due to restricted plant capacity this well is not expected to commence production until the fourth quarter of 2007. The second well is located in the Wapiti Area and we have an approximate 35% working interest in this 7,900 foot well that is located within the multi-township 3-D seismic area licensed by us. This well was completed in the shallow Cretaceous Dunvegan sandstone interval. Subsequent to completion, the well was connected to a nearby pipeline. Initial production rates range from 0.4 to 0.6 mmcfpd or 60 to 100 BOED. The third well was also drilled in the Wapiti Area and we have a 50% interest in this 9,900 foot well that was testing the Cadomin and Falher zones. The Cadomin zone was completed but tested wet. The Falher zone tested gas but at rates that were uneconomic to tie-in this past winter season. A potential tie-in for this well will be re-evaluated in the future based upon gas prices and future pipeline activity in the area. Accordingly, this well is currently suspended as a potential gas well.

Of the remaining five wells drilled by us prior to this past winter, one of the wells drilled in late 2005 tested fresh water, with no natural gas present. Another well tested gas but at rates that that were uneconomic to warrant a pipeline tie-in based on today’s natural gas pricing environment. The final three wells were taken over by a new operator during mid 2006 and we are waiting for the new operator to complete technical due diligence on the wells and propose a timeline and revised completions strategy for these wells.

Our strategy is to participate in selective drilling opportunities at a working interest of between 20% and 35%. The multi-horizon Deep Basin area provides improved financial returns to companies that plan, and execute, multi-well programs which reduce geologic risk and individual well costs. We currently have a strong inventory of drilling locations and the focus will be to appropriately access the land and generate a return on our investment to date.

Eastern Coast Canada - Canadian Shale Gas Program

The first phase of our Canadian shale gas strategy involves building on our two core shale gas projects in the United States, the Fayetteville Shale Project in Arkansas and the Barnett Shale Project in Texas. We will be building on and transferring experience gained from these two joint-venture projects to new shale gas opportunities in Canada. At this early stage of Canadian shale gas exploration, we believe we have the ability to identify and secure significant land blocks on a cost effective basis.

The strategy incorporates six main areas which include:

1. Geoscience and engineering screening;
2. Land acquisition program;
3. Establishment of appropriate joint-venture partnerships;
4. Acquisition of project focused seismic;
5. Execution of initial drilling and completion program; and
6. Implementation of continuous development operations and production.

Over the last twelve months, a multi-disciplined geoscience team has screened prospective basins in Eastern Canada. The screening process includes an assessment of the geologic history for a given area, estimates of pressure and temperature profiles and a determination of the ability to fracture stimulate a prospective shale package.

As a direct result of implementing this strategy, we have executed a farm-in agreement with a Canadian company to pursue a shale gas opportunity in Eastern Canada. The project covers approximately 68,000 acres and we believe it to be located in a favorable geological setting based on technical work performed to date. Additional laboratory measurements will be taken on core samples and drill cuttings, which are available from previously drilled conventional wells. We will be entitled to earn an average 70% working interest in the block subsequent to the acquisition and evaluation of a seismic program and then electing to drill a test well no later than December 31, 2008. We plan to move forward aggressively in the assessment of this and other new project areas.

In addition, we have committed to another project located in the Windsor Area of Nova Scotia, Canada covering approximately 516,000 acres. Based on an extensive screening process and technical work performed to date, this area is believed to be located in a highly favorable geological setting. Additional laboratory measurements will be taken on core samples and drill cuttings which are available from previously drilled conventional wells. We will be entitled to earn an average 70% working interest in the block subsequent to paying an $80,000 deposit to the Nova Scotia Government prior to September 15, 2007 and then electing to drill a test well no later than September 15, 2008. We plan to move forward aggressively in the assessment of this new project.

COMPETITORS

In the Fayetteville Shale area located in the Arkoma Basin in Arkansas, we compete with several large and well known public and private companies such as Southwestern Energy Corporation, Chesapeake Energy Resources, and Hallwood Petroleum. This is one of new emerging shale gas areas and is attracting a great deal of industry interest. Competition for equipment, personnel and services is expected to be similar to the Barnett Shale area.

In the Barnett Shale area located in the Greater Fort Worth Basin of Texas, we compete with a number of larger well known oil and gas exploration companies such as Burlington Resources, Devon Energy, EOG Resources, Encana, Murphy Oil and Quicksilver Resources. Each of these companies has significant financial resources as well as specialized engineering expertise in the area which makes them formidable competitors. Due to the area’s significant potential upside, the Barnett Shale has recently attracted a great deal of interest from numerous other companies and it is expected that the competition for land, personnel and equipment will become more intense over the months and years ahead.

In the Deep Basin area of Western Canada, we have several active competitors and many potential competitors, including all public and private oil and gas exploration companies in North America as well as select companies from China and Europe. Some of the larger and well capitalized companies that are actively exploring and producing from the Deep Basin area include BP Canada Energy Company, Burlington Resources Canada Ltd., Devon Canada Corporation, and Talisman Energy Inc. Each of these companies has significant existing cash flow, capital budgets and in-house expertise to continue seeking additional oil and gas reserves in the Deep Basin.

In the Rocky Mountain region of the United States, we compete with a combination of larger exploration companies and focused regional players. Some of the key competitors in this area include Encana, EOG Resources, Anadarko Petroleum and Ultra Petroleum. These companies all share key attributes that have led to their collective success in the area. These attributes include significant financial resources and excellent technical staff who specialize in the complexities associated with extracting natural gas from these formations.

On the eastern coast of Canada there are several specialized competitors who have been pursuing their respective strategies for a number of years. These companies include Contact Exploration Inc., Stealth Ventures and Corridor Resources Inc. These companies have gained technical expertise in the area as they have continued to advance their respective exploration programs, however each company has limited financial capacity and therefore abundant exploration opportunities continue to exist for companies willing to make financial commitments to this project area.

GOVERNMENTAL REGULATIONS

Canada

The oil and natural gas industry in Canada is subject to extensive controls and regulations imposed by various levels of government. We do not expect that any of these controls or regulations will affect our operations in a manner materially different than they would affect other oil and gas industry participants of similar size.

In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on production from lands other than government lands are determined by negotiations between the mineral owner and the lessee. Royalties on government land are determined by government regulation and are generally calculated as a percentage of the value of gross production, and the rate of royalties payable generally depends upon prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

In Alberta, the royalty reserved to the Crown in respect of natural gas production, subject to various incentives, is between 15% and 30%, in the case of new natural gas, and between 15% and 35%, in the case of old natural gas, depending upon a prescribed or corporate average reference price. Natural gas produced from qualifying exploratory natural gas wells spudded or deepened after July 31, 1985 and before June 1, 1988 is eligible for a royalty exemption for a period of 12 months, up to a prescribed maximum amount. Natural gas produced from qualifying intervals in eligible gas wells spudded or deepened to a depth below 2,500 meters is also subject to a royalty exemption, the amount of which depends on the depth of the wells.

The North American Free Trade Agreement among the governments of Canada, the United States and Mexico became effective on January 1, 1994. NAFTA carries forward most of the material energy terms that are contained in the Canada-U.S. Free Trade Agreement. Subject to the General Agreement on Tariffs and Trade, Canada continues to remain free to determine whether exports of energy resources to the United States or Mexico will be allowed, so long as any export restrictions do not:

• reduce the proportion of energy resources exported relative to total supply (based upon the proportion prevailing in the most recent 36 month period or another representative period agreed upon by the parties);

•  impose an export price higher than the domestic price (subject to an exception that applies to some measures that only restrict the value of exports); or

•  disrupt normal channels of supply.

All three countries are prohibited from imposing minimum or maximum export or import price requirements, with some limited exceptions.

United States

Our operations are or will be subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. Our operations are or will be also subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas industry. We plan to develop internal procedures and policies to ensure that our operations are conducted in full and substantial environmental regulatory compliance.

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the energy industry. We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

ENVIRONMENTAL

Canada

The oil and natural gas industry is governed by environmental regulation under Canadian federal and provincial laws, rules and regulations, which restrict and prohibit the release or emission and regulate the storage and transportation of various substances produced or utilized in association with oil and natural gas industry operations. In addition, applicable environmental laws require that well and facility sites be abandoned and reclaimed, to the satisfaction of provincial authorities, in order to remediate these sites to near natural conditions. Also, environmental laws may impose upon “responsible persons” remediation obligations on property designated as a contaminated site. Responsible persons include persons responsible for the substance causing the contamination, persons who caused the release of the substance and any present or past owner, tenant or other person in possession of the site. Compliance with such legislation can require significant expenditures. A breach of environmental laws may result in the imposition of fines and penalties and suspension of production, in addition to the costs of abandonment and reclamation.

In Alberta, all applicable environmental laws are consolidated in the Alberta Environmental Protection and Enhancement Act. Under this Act, environmental standards and requirements applicable to compliance, cleanup and reporting have been made more strict. Also, the range of enforcement actions available and the severity of penalties have been significantly increased. These changes will have an incremental increase in the cost of conducting oil and natural gas operations in Alberta.

In 1994, the United Nations' Framework Convention on Climate Change came into force and three years later led to the Kyoto Protocol which requires, upon ratification, nations to reduce their emissions of carbon dioxide and other greenhouse gases. In December 2002, the Canadian federal government ratified the Kyoto Protocol. If certain conditions are met and the Kyoto Protocol enters into force internationally, Canada will be required to reduce its greenhouse gas (GHG) emissions. Currently the upstream crude oil and natural gas sector is in discussions with various provincial and federal levels of government regarding the development of greenhouse gas regulations for the industry. It is premature to predict what impact these potential regulations could have on us but it is possible that we would face increases in operating costs in order to comply with a GHG emissions target.

United States

Operations on properties in which we have an interest are subject to extensive federal, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault. Other laws, rules and regulations may require the rate of oil and gas production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action, such as closure of inactive pits and plugging of abandoned wells, to prevent pollution from former or suspended operations.

Legislation has been proposed in the past and continues to be evaluated in Congress from time to time that would reclassify certain oil and gas exploration and production wastes as “hazardous wastes.” This reclassification would make these wastes subject to much more stringent storage, treatment, disposal and clean-up requirements, which could have a significant adverse impact on operating costs. Initiatives to further regulate the disposal of oil and gas wastes are also proposed in certain states from time to time and may include initiatives at the county, municipal and local government levels. These various initiatives could have a similar adverse impact on operating costs.

The regulatory burden of environmental laws and regulations increases our cost and risk of doing business and consequently affects our profitability. The federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault, on certain classes of persons with respect to the release of a “hazardous substance” into the environment. These persons include the current or prior owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the federal or state government to pursue such claims.

It is also not uncommon for neighboring landowners and other third parties to file claims for personal injury or property or natural resource damages allegedly caused by the hazardous substances released into the environment. Under CERCLA, certain oil and gas materials and products are, by definition, excluded from the term “hazardous substances.” At least two federal courts have held that certain wastes associated with the production of crude oil may be classified as hazardous substances under CERCLA. Similarly, under the federal Resource, Conservation and Recovery Act, or RCRA, which governs the generation, treatment, storage and disposal of “solid wastes” and “hazardous wastes,” certain oil and gas materials and wastes are exempt from the definition of “hazardous wastes.” This exemption continues to be subject to judicial interpretation and increasingly stringent state interpretation. During the normal course of operations on properties in which we have an interest, exempt and non-exempt wastes, including hazardous wastes, that are subject to RCRA and comparable state statutes and implementing regulations are generated or have been generated in the past. The federal Environmental Protection Agency and various state agencies continue to promulgate regulations that limit the disposal and permitting options for certain hazardous and non-hazardous wastes.

We have established guidelines and management systems to ensure compliance with environmental laws, rules and regulations. The existence of these controls cannot, however, guarantee total compliance with environmental laws, rules and regulations. We believe that the operator of the properties in which we have an interest is in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

RESEARCH AND DEVELOPMENT

We are currently participating with our partner, Kerogen Resources, in recording a 24 square-mile three component 3-D seismic survey for the Fayetteville Share Program. The survey is utilizing the state of the art I/O System Four recording system with three component digital VectorSeis geophones, which reportedly have impressive fidelity and do not require horizontal leveling prior to acquisition. The survey is expected to cost $2.5 million upon completion.

EMPLOYEES

As of Ju1y 1, 2007, we had seven full time employees, including our President, Chief Financial Officer, Chief Operating Officer, Controller, land manager, engineering technician and our office manager. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 1250, 521 - 3rd Ave SW, Calgary, Alberta, Canada T2P 3T3. Our telephone number at that office is (403) 262-4471 and our facsimile number is (403) 262-4472. Our current office space consists of approximately 5,192 square feet. The lease runs until April 30, 2013 at a cost of $17,307 Cdn (approximately $14,908 US) per month for the first three years and $18,172 Cdn (approximately $15,653 US) per month for the remaining three years. We must also pay our share of building operating costs and taxes.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Names:	Ages	Titles:	Board of Directors
Mark G. Gustafson	47	President, Chief Executive Officer	Director
Ron W. Hietala	53	President – Elmworth Energy Corporation; President – Triangle USA Petroleum Corporation	Director
Troy T. Wagner	37
Chief Operating Officer and Vice-President Engineering, Chief Operating Officer and Vice-President Engineering – Elmworth Energy Corporation, Chief Operating Officer and Vice-President Engineering – Triangle USA Petroleum Corporation

Aly Khan Musani	34	Chief Financial Officer, Secretary and Treasurer; Chief Financial Officer – Elmworth Energy Corporation; Chief Financial Officer – Triangle USA Petroleum Corporation
John D. Carlson	52		Director
Stephen A. Holditch	60		Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

Currently, our Directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Mark Gustafson has been our President since May 16, 2005 and a Director since May 2005. From September 2004 until January 2006, Mr. Gustafson had been the President and CEO of Torrent Energy Corporation, and between September 2004 and October 2006, Mr. Gustafson had been the Chairman and a director of Torrent, an Oregon based coalbed methane exploration and development company. Between April 1999 and August 2004, Mr. Gustafson was President of MGG Consulting, a private consulting firm. While at MGG Consulting, Mr. Gustafson provided consulting services to investment banks, oil and gas companies, and was a consultant Chief Financial Officer to several private companies. From August 1997 until March 1999, Mr. Gustafson was the President, Chief Executive Officer and a Director of Total Energy Services Ltd., a Calgary-based oilfield rental and gas compression company. Mr. Gustafson received his chartered accountant designation with Price Waterhouse in 1983 and received a bachelor’s degree in business administration from Wilfrid Laurier University in 1981.

Ron W. Hietala has been a director of Triangle Petroleum Corporation since June 2005. On June 28, 2005, Mr. Hietala was appointed President and Director of Elmworth Energy Corporation and on October 27, 2005 he was appointed President and Director of Triangle USA Petroleum Corporation, Triangle's wholly owned Alberta-based subsidiary. Elmworth Energy Corporation is the operating company that will carry out all oil and gas exploration activities for Triangle in Canada, whereas Triangle USA Petroleum will carry out all oil and gas exploration activities for Triangle in the United States. From March 2004 to June 2005, Mr. Hietala served as the President of Golden Eagle Energy Ltd., a private company focused on developing low to medium risk production in west central Alberta. Since 1995, Mr. Hietala has been the President and co-founder of Petro-Hunt Oil and Gas Ltd., a private company focused on providing business and technical evaluation expertise to non-industry operating partners. Mr. Hietala entered the oil and gas business in 1973 with Imperial Oil Limited as a petrophysicist. During the period of 1973 to 1976 Mr. Hietala was involved with Imperial’s Western Canadian exploration and development programs including the active programs of the northern Mackenzie Delta. An active role was taken to develop an understanding of the reservoir production characteristics in the large production base at Imperial Oil. In 1977, Mr. Hietala joined Canadian Hunter Exploration Limited in the capacity of petrophysicist and reservoir evaluation specialist. He held numerous senior level positions, eventually being appointed Vice President and Director of Canadian Hunter Exploration Limited. He was a team contributor to the multitude of discoveries made by Canadian Hunter in Alberta, British Columbia and Saskatchewan.

Troy Wagner has been our Chief Operating Officer and Vice-President Engineering since August 8, 2006. Mr. Wagner has spent the past 10 years at a publicly traded oil and gas company where he was Vice-President Operations of two companies with combined production of approximately 36,000 barrels of oil equivalent per day, a capital expenditure budget of $160 million Cndn and an operating budget of $110 million Cndn. His responsibilities included leading the technical teams (engineering and geoscience) and field based staff, approving all capital projects, managing budgets and integrating acquisitions. Mr. Wagner earned a Bachelor of Science in Mechanical Engineering from the University of Calgary (1992) and a Masters of Business Administration from Queens University in Kingston (2003).

Aly Khan Musani has been our Chief Financial Officer since November 2005 and our Secretary and Treasurer since March 2006. Mr. Musani is also the Chief Financial Officer for Elmworth Energy Corporation and Triangle USA Petroleum Corporation, our wholly-owned subsidiaries. Between 1999 and October 2005, Mr. Musani has been the financial controller for Chinook Drilling Inc. and Blackbird Well Servicing Inc., Calgary, Alberta, Canada based oil drilling companies. Mr. Musani has also been a senior accountant for Deloitte & Touche, an intermediate accountant for Stampeder Exploration Ltd. and a staff accountant for Arthur Andersen. Mr. Musani received his Bachelor’s degree in commerce from the University of Calgary in 1994 and is a Chartered Accountant (Canada).

John D. Carlson has been a director of Triangle Petroleum Corporation since June 2005. Since January 2006 Mr. Carlson has been President and CEO of Torrent Energy Corporation, an Oregon based coalbed methane exploration and development company. From March 2005 to December 2005, Mr. Carlson was chief operating officer of Methane Energy Corp., a wholly owned subsidiary corporation of Torrent Energy Corporation. Methane Energy Corp. is engaged in the business of coalbed methane exploration. Since August 2004, Mr. Carlson has been a director and consultant to Torrent Energy Corporation. From February 2004 to July 2004, Mr. Carlson was the President and a Director of Pacific Rodera Ventures Inc., a Calgary-based oil and gas exploration and development company. From September 2003 to January, 2004, Mr. Carlson was the Vice President of Operations for Pacific Rodera Ventures Inc. From September 2001 until December 2003, Mr. Carlson was the President of Samson Oil and Gas Inc., a Hobbema, Alberta-based oil and gas exploration and development company. Between January 2001 and August 2001, Mr. Carlson was the General Manager of Samson Oil and Gas Inc., a Hobbema, Alberta-based oil and gas exploration and development company. Between 1984 and 2000, Mr. Carlson was an Associate and Senior Petroleum Engineer for Sproule Associates, Ltd. Mr. Carlson is a registered professional engineer and received a bachelor of science degree in civil engineering from the University of Calgary in 1977.

Stephen A. Holditch has been a director of Triangle Petroleum Corporation since February 2006. Since January 2004, Mr. Holditch has been the Head of the Department of Petroleum Engineering at Texas A&M University. Since 1976 through the present, Mr. Holditch has been a faculty member at Texas A&M University, as an Assistant Professor, Associate Professor, Professor and Professor Emeritus. Since its founding in 1977 until 1997, when it was acquired by Schlumberger Technology Corporation, Mr. Holditch was the Founder and President of S.A. Holditch & Associates, Inc., a petroleum technology consulting firm providing analysis of low permeability gas reservoirs and designing hydraulic fracture treatments. Mr. Holditch previously worked for Shell Oil Company and Pan American Petroleum Corporation. Mr. Holditch is a registered professional engineer in Texas, has received numerous honors, awards and recognitions and has authored or co-authored over 100 publications on the oil and gas industry. Mr. Holditch received his B.S., M.S. and Ph.D. in Petroleum Engineering from Texas A&M University in 1969, 1970 and 1976, respectively.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark Gustafson, CEO, Principal Executive Officer	2007	$153,000						$763	$153,763
Ron Hietala, President of Elmworth Energy Corporation	2007	$240,000							$240,000
Aly Musani, CFO	2007	$120,000	$17,500					$6,278	$143,778

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Aly Musani	200,000	0	0	$3.51	November 14, 2010	0	0	0	0
Troy Wagner	120,000	180,000	0	$2.90	July 29, 2011	0	0	0	0
Steven Holditch	120,000	80,000	0	$3.23	August 5, 2010	0	0	0	0
Steven Holditch	80,000	120,000	0	$4.55	February 21, 2011	0	0	0	0

Employment Agreements with Executive Officers

Ron Hietala

On June 23, 2005, Elmworth Energy Corporation, our wholly-owned subsidiary, entered into a consulting agreement with RWH Management Services Ltd., pursuant to which Ron Hietala agreed to serve as the President of Elmworth Energy Corporation. Pursuant to the agreement, Mr. Hietala receives annual compensation of $240,000, for a period of two years. The consulting agreement automatically renews for one year periods unless terminated pursuant to the agreement. Either Elmworth or Mr. Hietala may terminate the agreement on three month’s prior written notice.

Aly Musani

Effective November 14, 2005, we entered into an employment agreement with Aly Musani to serve as our Chief Financial Officer and as Chief Financial Officer for Elmworth Energy Corporation, our wholly-owned subsidiary. Pursuant to the agreement, Mr. Musani receives an annual salary of $120,000. In addition, Mr. Musani is entitled to receive an annual bonus based upon mutually agreed upon targets. Additionally, Mr. Musani received 50,000 stock options upon execution of the agreement, in April 2006, October 2006 and April 2007.

Director Compensation

Our Directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors received compensation for their services for the fiscal year ended January 31, 2007 as set forth below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John D Carlson	$20,000	$0	$0	$0	$0	$0	$20,000
Stephen A. Holditch	$20,000	$0	$800,579	$0	$0	$0	$820,579

Stock Option Plans

On August 5, 2005, our Board of Directors approved a 2005 Incentive Stock Plan, which will provide 2,000,000 shares of common stock to be issued pursuant to stock options or stock grants. The stock option plan is administered directly by our board of directors.

Subject to the provisions of the stock option plan, the board will determine who shall receive stock options and stock grants, the number of shares of common stock that may be purchased under the options or the number of shares of common stock granted, the time and manner of exercise of options and exercise prices.

As of July 23, 2007, we have issued options to purchase 1,780,000 shares of our common stock pursuant to our Incentive Stock Plan and 220,000 shares of common stock are eligible to be issued pursuant to the plan.

Option/SAR Grants In Last Fiscal Year

Name and Position	Number of Units

Steve Holditch - Director	200,000
Troy Wagner - Chief Operating Officer	300,000
Andre Prefontaine - Employee	100,000
Brad Hayes - Consultant	100,000

Executives as a Group (1 person)	300,000

Non-Executive Directors as a Group (1 person)	200,000

Non-Executive Officer Employees and Consultants as a Group (2 persons)	200,000

Equity Compensation Plan Information

The following table sets forth certain information about the common stock that may be issued upon the exercise of options, warrants and rights under all of the existing equity compensation plans as of July 23, 2007.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)

Equity compensation plans approved by shareholders	—	—	—
Equity compensation plans not approved by shareholders	1,780,000	$2.63	220,000

Total	1,780,000	$2.63	220,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On January 19, 2006, we paid $30,000 Cdn (approximately $26,023 US based on current exchange rates) for prospect fees to Petro Hunt Oil & Gas Ltd., a company in which Ron Hietala, one of our directors, is the President and beneficial owner.

Between June and August 2005, our former President donated consulting services to us in the amount of $3,000.

On June 2, 2005, Triangle Petroleum Corporation entered into agreements with Ron W. Hietala and Ron Kinniburgh, pursuant to which Mr. Hietala and Mr. Kinniburgh each purchased 2,000,000 shares of our common, for which each paid $20,000. The securities were issued in a private placement transaction pursuant to Regulation S under the Securities Act of 1933, as amended. Mr. Hietala is a shareholder and beneficial owner of Triangle Petroleum Corporation. Mr. Kinniburgh is a beneficial owner of Triangle Petroleum Corporation. On June 30, 2005, we entered into an agreement with Mr. Kinniburgh, pursuant to which Mr. Kinniburgh agreed to return the 2,000,000 shares of common stock to us in exchange for the return of his original purchase price of $20,000.

On June 2, 2005, John D. Carlson purchased 1,500,000 shares of our common stock from Mark Gustafson in a private transaction. Mr. Carlson and Mr. Gustafson are both directors and beneficial owners of Triangle Petroleum Corporation.

On May 12, 2005, Sergei Stetsenko, our then president and member of the board of directors returned 34,300,000 shares of our common stock to us. The shares were returned as a result of a preliminary report issued in connection with our mining property that reflected that there was no mineralized material located on the property.

On May 12, 2005, Mark Gustafson purchased 4,000,000 restricted shares of our common stock from us for consideration of $40,000 in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 23, 2007.

• by each person who is known by us to beneficially own more than 5% of our common stock;
• by each of our officers and directors; and
• by all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED(1)		PERCENTAGE OF CLASS PRIOR TO OFFERING(2)	PERCENTAGE OF CLASS AFTER OFFERING(3)

Mark Gustafson	Common Stock	2,550,000		6.87%	5.90%
10691 Rosecroft Crescent
Richmond, BC V7A 2H9 Canada

Aly Musani	Common Stock	200,000	(4)	*	*
3436 6th Street SW
Calgary, Alberta T2M 2M4 Canada

John D. Carlson	Common Stock	1,500,000		4.04%	3.47%
Box 13, Site 8, RR 1
Priddis, Al, T0L 1W0 Canada

Ron W. Hietala	Common Stock	2,000,000		5.39%	4.62%
86 Bearspaw View NW
Calgary, Al T3R 1A4 Canada

Stephen A. Holditch	Common Stock	144,600	(4)	*	*
8600 Rosewood Drive
College Station, Texas 77845

Troy T. Wagner	Common Stock	120,000	(4)	*	*
219 Wildwood Drive SW
Calgary, Al T3C 3E2 Canada

All Officers and Directors	Common Stock	6,514,600	(5)	17.34%	14.90%
As a Group (6 persons)

Palo Alto Investors, LLC (6)	Common Stock	6,000,000	(6)	16.17%	13.87%
470 University Avenue
Palo Alto, California 94301

* Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 23, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 37,113,332 shares issued and outstanding on July 23, 2007.

(3) Percentage based upon 43,244,530 shares of common stock outstanding after the offering, assuming all shares registered are sold.

(4) Represents shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(5) Includes 464,600 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(6) As reported pursuant to a Schedule 13G filed with the Securities and Exchange Commission on March 8, 2007. Palo Alto Investors, LLC is a registered investment adviser and general partner of Micro Cap Partners, L.P., Palo Alto Global Energy Master Fund, L.P., Palo Alto Global Energy Fund, L.P., Palo Alto Small Cap Master Fund, L.P. and Palo Alto Small Cap Fund, L.P., who in the aggregate, own 6,000,000 shares of Triangle common stock. Palo Alto Investors is the manager of Palo Alto Investors, LLC. William L. Edwards is the controlling shareholder and President of Palo Alto Investors. Each of Mr. Edwards, PAI and Palo Alto Investors disclaims beneficial ownership of the common stock except to the extent of that person's pecuniary interest therein and each disclaims that it is, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of any of the common stock.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock, par value $.0001. As of July 23, 2007, there were 37,113,332 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent of our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004-1123.

PREFERRED STOCK

We are not authorized to issue any shares of preferred stock.

OPTIONS

As of July 23, 2007, we have issued 1,780,000 options to purchase shares of our common stock pursuant to our Incentive Stock Plan.

WARRANTS

In connection with a Securities Purchase Agreement dated June 14, 2005, we issued 6,000,000 warrants to purchase shares of common stock. The warrants are exercisable until June 15, 2008 at a purchase price of $1.00 per share.

CONVERTIBLE SECURITIES

December 8, 2005 Secured Convertible Debenture Financing

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners L.P., an accredited investor, on December 8, 2005 for the sale of $15,000,000 in secured convertible debentures. They provided us with an aggregate of $15,000,000 as follows:

• $5,000,000 was disbursed on December 8, 2005;

• $5,000,000 was disbursed on January 17, 2006; and

• $5,000,000 was disbursed on June 1, 2006

As of July 23, 2007, $4,500,000 of the debenture had been converted into 2,368,802 shares of common stock and $10,500,000 remained outstanding.

The secured convertible debentures bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $5.00 or (ii) 90% of the average of the three lowest daily volume weighted average prices of our common stock, as quoted by Bloomberg, LP, of the 10 trading days immediately preceding the date of conversion. Accordingly, there is in fact no limit on the number of shares into which the secured convertible debentures may be converted. As of July 23, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 10 trading days as quoted by Bloomberg, LP was $2.06 and, therefore, the conversion price for the secured convertible notes was $1.854. Based on this conversion price, the $10,500,000 in secured convertible debentures remaining outstanding, excluding interest, were convertible into 5,663,431shares of our common stock. The sale of such a large number of shares of common stock could significantly deflate the market price of our common stock, which would have the further effect of requiring us to issue additional shares upon conversion of the secured convertible debentures. Depending on our stock price, the conversion of the secured convertible debentures could lead to the sale of potentially controlling amounts of shares of common stock.

The investor has contractually agreed to restrict its ability to convert the debentures and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of common stock. In addition, the investor is restricted from converting more than $1,500,000 in principle amount of the debenture in any thirty day period, with no more than $1,000,000 of such amount at the variable market conversion price.

We have the right, at our option, with three business days advance written notice, to redeem a portion or all amounts outstanding under the secured convertible debentures prior to the maturity date provided that the closing bid price of our common stock, is less than $5.00 at the time of the redemption. In the event of a redemption, we are obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest.

In connection with the Securities Purchase Agreement dated December 8, 2005, we granted the investor registration rights. We were obligated to use our best efforts to cause the registration statement to be declared effective no later than June 30, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold. In the event of a default of our obligations under the Registration Rights Agreement, including if the registration statement is not declared effective by June 30, 2006, we are required pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the secured convertible debentures. The registration statement was declared effective on May 25, 2006.

In connection with the Securities Purchase Agreement dated December 8, 2005, we and each of our subsidiaries executed security agreements in favor of the investor granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreements state that if an event of default occurs under the secured convertible debentures or security agreements, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the secured convertible debentures is determined by dividing that portion of the principal of the secured convertible debentures to be converted and interest, if any, by the conversion price. For example, assuming conversion of the remaining $10,500,000 of secured convertible debentures, at a conversion price of $1.854 as of July 23, 2007, the number of shares issuable upon conversion would be:

$10,500,000/$1.854 = 5,663,431 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our outstanding $10,500,000 secured convertible debentures, based on market prices 25%, 50% and 75% below the market price as of July 23, 2007 of $2.08.

		With	Number	% of
% Below	Price Per	Discount	of Shares	Outstanding
Market	Share	at 10%	Issuable	Stock
25%	$1.545	$1.3905	7,551,241	16.91%
50%	$1.04	$0.936	11,217,949	23.21%
75%	$0.52	$0.468	22,435,898	37.68%

December 28, 2005 Convertible Debenture And Warrants Financing

To obtain funding for our ongoing operations, we entered into Securities Purchase Agreements with two accredited investors on December 28, 2005 for the sale of (i) $10,000,000 in convertible debentures and (ii) warrants to purchase 1,250,000 shares of our common stock. The two accredited investors, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank each subscribed for 50% of the total offering.

This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors provided us with an aggregate of $10,000,000 as follows:

• $5,000,000 was disbursed on December 28, 2005; and

• $5,000,000 was disbursed on January 23, 2006.

Pursuant to the Securities Purchase Agreements, we issued to each investor 625,000 warrants to purchase shares of common stock on December 28, 2005 and January 23, 2006, which warrants have expired. As of July 23, 2007, $10,000,000 of the issued debentures were outstanding and none had been converted.

The convertible debentures bear interest at 7.5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at a rate of $4.00 per share. The investors have contractually agreed to restrict their ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with the Securities Purchase Agreement dated December 28, 2005, we granted the investors registration rights. Pursuant to the registration rights agreement, if we do not have the registration statement declared effective on or before May 27, 2006, we are obligated to pay liquidated damages in the amount of 1.0% for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been filed for which no registration statement is filed or should have been declared effective.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades, provided, however, that the selling stockholders cannot engage in short sales against the box to the extent that the short sale occurs prior to the effectiveness of this registration statement and the short sale is covered by registered shares after the effectiveness of this registration statement. Pursuant to the securities purchase agreement with Cornell Capital Partners, it has agreed to not engage in any short sales or hedging transactions in our common stock as long as any of the secured convertible debentures remain outstanding.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Total Shares of Common Stock Issuable Upon Conversion of Debentures*	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering		Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering (2)	Percentage of Common Stock Owned After Offering (2)
Cornell Capital Partners L.P. (3)	5,663,431	13.24%	Up to 3,631,198 shares of common stock	1,912,253	**	4.9%	–	–
Bank Sa. Oppenheim Jr. & Cie. (Schweiz) AG (4)	1,250,000	3.26%	Up to 1,250,000 shares of common stock	1,250,000		3.26%	–	–
Centrum Bank (5)	1,250,000	3.26%	Up to 1,250,000 shares of common stock	1,250,000		3.26%	–	–
TOTAL:			6,952,279 shares of common stock

* This column represents an estimated number based on a conversion prices as of a recent date of July 23, 2007 of $1.854, $4.00 and $4.00 for Cornell Capital Partners LP, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank, respectively, divided into the principal amount of the convertible debentures.

** Represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to its 4.9% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible debentures and convertible debentures, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible debentures, if the secured convertible debentures had actually been converted on July 23, 2007, the secured convertible debentures would have had a conversion price of $1.854. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible debentures by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible debentures and convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% (4.9% for Cornell Capital Partners L.P.) of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for Cornell Capital Partners, L.P. exceeds the number of shares of common stock that it could own beneficially at any given time through its ownership of the secured convertible debentures. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Assumes that all securities registered will be sold.

(3) All investment decisions of Cornell Capital Partners are made by its investment manager, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

(4) Urs Fricker and Rene Grelat have voting and investment control over the shares owned by this entity.

(5) Jurg Muhlethaler and Gerhard Roosli have voting and investment control over the shares owned by this entity.

SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is currently quoted on the OTC Bulletin Board, which is a limited and illiquid market. If our stockholders sell substantial amounts of common stock in the public market, including common stock issuable upon the conversion or outstanding convertible debentures or exercise of outstanding warrants and options, or the market perceives that such sales may occur, the market price of our common stock could fall and we may be unable to sell our common stock in the future. We had 36,836,294 shares of common stock outstanding as of July 23, 2007.

After this offering, we will have outstanding 43,244,530 shares of common stock based on the number of shares outstanding as of July 23, 2007. This includes 6,408,236 shares under this registration statement for reserve by the selling security holders issuable upon the exercise of outstanding convertible debentures.

Rule 144

In general, under Rule 144, an affiliate of ours who beneficially owns shares of our common stock that are not restricted securities, or a person who has beneficially owned shares of our common stock that are not restricted securities for at least one year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•  1% of the number of shares of our common stock then outstanding, which will equal approximately 431,945 shares immediately after this offering, assuming all shares being registered are sold; and

•  the average weekly reported volume of trading in shares of our common stock reported on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 also are subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Shares of our common stock eligible for sale under Rule 144(k) may be sold immediately upon the completion of this offering. In general, under Rule 144(k), a person may sell shares of our common stock acquired immediately upon completion of this offering, without regard to manner of sale, the availability of public information or volume, if:

•  the person is not our affiliate and has not been our affiliate at any time during the three months preceding such a sale; and

•  the person has beneficially owned the share proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Manning Elliott LLP, Chartered Accountants, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our consolidated financial statements at January 31, 2007, 2006 and 2005 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Triangle Petroleum Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

TRIANGLE PETROLEUM CORPORATION

INDEX TO FINANCIAL STATEMENTS

For the Years Ended January 31, 2007, January 31, 2006 and January 31, 2005

Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets	F-2
Consolidated Statements of Operations	F-3
Consolidated Statements of Cash Flows	F-4
Consolidated Statement of Stockholders’ Equity	F-5 to F-6
Notes to the Consolidated Financial Statements	F-7 to F-22

For the Three Months Ended April 30, 2007 and April 30, 2006

Consolidated Balance Sheets:
April 30, 2007 (Unaudited) and January 31, 2007 (Audited)	F-23

Consolidated Statements of Operations:
Three Months Ended April 30, 2007 and 2006 and Accumulated from December 11, 2003 (Date of Inception) to April 30, 2007 (Unaudited)	F-24

Consolidated Statements of Cash Flows:
Three Months Ended April 30, 2007 and 2006 (Unaudited)	F-25

Notes to Unaudited Consolidated Financial Statements:
April 30, 2007	F-26 to F-37

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of Triangle Petroleum Corporation (An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Triangle Petroleum Corporation (An Exploration Stage Company) as of January 31, 2007, 2006 and 2005 and the related consolidated statements of operations, cash flows and stockholders’ equity for the years then ended and accumulated for the period from December 11, 2003 (Date of Inception) to January 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triangle Petroleum Corporation as of January 31, 2007, 2006 and 2005 and the results of its operations and its cash flows for the years then ended and accumulated for the period from December 11, 2003 (Date of Inception) to January 31, 2007, in conformity with generally accepted accounting principles used in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the exploration stage, has not generated significant revenue and has incurred significant losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 2, 2007

Triangle Petroleum Corporation
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in U.S. dollars)

	January 31, 2007 $	January 31, 2006 $	January 31, 2005 $

ASSETS
Current Assets
Cash and cash equivalents	5,798,982	17,394,422	148,102
Prepaid expenses (Note 4)	2,519,009	317,752	—
Other receivables	344,342	88,604	—
Total Current Assets	8,662,333	17,800,778	148,102
Debt Issue Costs, net	916,353	903,158	—
Property and Equipment (Note 5)	67,091	69,266	—
Oil and Gas Properties (Note 6)	21,101,495	7,065,367	—
Total Assets	30,747,272	25,838,569	148,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	4,199,961	527,057	4,094
Accrued interest on convertible debentures	2,095,989	388,258	—
Accrued liabilities (Note 7)	466,112	728,355	3,750
Due to related party	—	—	28,416
Convertible debentures, current portion (Note 9(a))	2,234,374	—	—
Total Current Liabilities	8,996,436	1,643,670	36,260
Asset Retirement Obligations (Note 8)	90,913	33,000	—
Convertible Debentures, less unamortized discount of $8,688,063 and $15,793,697 (Note 9)	15,077,563	9,306,303	—
Total Liabilities	24,164,912	10,982,973	36,260
Contingencies and Commitments (Notes 1, 4 and 14)
Subsequent Events (Note 17)
Stockholders’ Equity
Common Stock Authorized: 100,000,000 shares, par value $0.00001 Issued: 22,475,866, 19,182,530 and 6,611,790 shares, respectively	225	192	66
Additional Paid-In Capital	33,201,708	27,623,110	151,057
Donated Capital	11,400	11,400	8,400
Deferred Compensation	—	(4,486,667)	—
Deficit Accumulated During the Exploration Stage	(26,630,973)	(8,292,439)	(47,681)
Total Stockholders’ Equity	6,582,360	14,855,596	111,842
Total Liabilities and Stockholders’ Equity	30,747,272	25,838,569	148,102

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
(An Exploration Stage Company)
Consolidated Statements of Operations
(Expressed in U.S. dollars)

	Accumulated from December 11, 2003 (Date of Inception) to January 31,	Year Ended January 31,	Year Ended January 31,	Year Ended January 31,
	2007 $	2007 $	2006 $	2005 $

Revenue	54,342	54,342	—	—

Operating Expenses
Depletion, depreciation and accretion	36,229	36,229	—	—
Depreciation - property and equipment	31,244	26,627	4,617	—
General and administrative	12,266,289	8,180,692	4,040,387	30,885
Impairment loss on oil and gas properties	2,299,212	1,281,499	1,017,713	—
Total Operating Expenses	14,632,974	9,525,047	5,062,717	30,885
Net Loss from Operations	(14,578,632)	(9,470,705)	(5,062,717)	(30,885)
Other Income (Expense)
Accretion of discounts on convertible debentures	(10,008,993)	(7,245,577)	(2,763,415)	—
Amortization of debt issue costs	(463,647)	(411,805)	(51,842)	—
Interest expense	(2,095,989)	(1,707,732)	(388,258)	—
Interest income	548,759	497,285	51,474	—
Total Other Income (Expense)	(12,019,870)	(8,867,829)	(3,152,041)	—
Net Loss Before Discontinued Operations	(26,598,502)	(18,338,534)	(8,214,758)	(30,885)
Discontinued Operations	(32,471)	—	(30,000)	(559)
Net Loss for the Period	(26,630,973)	(18,338,534)	(8,244,758)	(31,444)

Net Loss Per Share
Continuing Operations - Basic and Diluted		(0.89)	(0.32)	(0.01)
Discontinued Operations - Basic and Diluted		—	—	—
		(0.89)	(0.32)	(0.01)

Weighted Average Number of Shares Outstanding		20,582,000	26,057,000	5,053,000

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in U.S. dollars)

	Accumulated from December 11, 2003 (Date of Inception) to January 31,	Year Ended January 31,	Year Ended January 31,	Year Ended January 31,
	2007 $	2007 $	2006 $	2005 $

Operating Activities
Net loss	(26,630,973)	(18,338,534)	(8,244,758)	(31,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discount on convertible debentures	10,008,993	7,245,577	2,763,416	—
Amortization of debt issue costs	463,647	411,805	51,842	—
Depletion, depreciation and accretion	36,229	36,229	—	—
Depreciation - property and equipment	31,244	26,627	4,617	—
Donated consulting services and rent	11,400	—	3,000	7,200
Impairment loss on oil and gas properties	2,299,212	1,281,499	1,017,713	—
Stock-based compensation	9,293,755	5,825,356	3,468,399	—
Changes in operating assets and liabilities
Prepaid expenses	(2,519,009)	(2,201,259)	(317,752)	—
Other receivables	(344,342)	(255,737)	(88,605)	—
Accounts payable	4,199,961	3,672,904	494,547	4,094
Accrued interest on convertible debentures	2,095,989	1,707,731	388,259	—
Accrued liabilities	466,112	(262,243)	724,605	3,750
Net Cash Provided by (Used in) Operating Activities	(587,782)	(850,045)	265,283	(16,400)
Investing Activities
Purchase of property and equipment	(98,336)	(24,453)	(73,883)	—
Oil and gas property expenditures	(23,346,023)	(15,295,942)	(8,050,080)	—
Net Cash Used in Investing Activities	(23,444,359)	(15,320,395)	(8,123,963)	—
Financing Activities
Advances from related party	—	—	—	13,379
Proceeds from issuance of convertible debentures	31,000,000	5,000,000	26,000,000	—
Debt issue costs	(1,380,000)	(425,000)	(955,000)	—
Proceeds from issuance of common stock	231,123	—	80,000	151,073
Common stock returned	(20,000)	—	(20,000)	—
Net Cash Provided by Financing Activities	29,831,123	4,575,000	25,105,000	164,452
Increase (Decrease) in Cash and Cash Equivalents	5,798,982	(11,595,440)	17,246,320	148,052
Cash and Cash Equivalents — Beginning of Period	—	17,394,422	148,102	50
Cash and Cash Equivalents — End of Period	5,798,982	5,798,982	17,394,422	148,102

Non-cash Investing and Financing Activities
Common stock issued for conversion of debentures	5,000,000	4,100,000	900,000	—

Supplemental Disclosures:
Interest paid	—	—	—	—
Income taxes paid	—	—	—	—

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
(An Exploration Stage Company)
Statement of Stockholders’ Equity
Period from December 11, 2003 (Date of Inception) to January 31, 2007
(Expressed in U.S. dollars)

						Deficit
						Accumulated
			Additional			During the
	Common Stock		Paid-in	Donated	Deferred	Exploration
	Shares #	Amount $	Capital $	Capital $	Compensation $	Stage $	Total $

Balance - December 11, 2003 (Date of Inception)	—	—	—	—	—	—	—

Issuance of common stock for cash at $0.000001 per share in December 2003	35,000,000	350	(300)	—	—	—	50

Donated management services and rent	—	—	—	1,200	—	—	1,200

Net loss for the period	—	—	—	—	—	(16,237)	(16,237)

Balance - January 31, 2004	35,000,000	350	(300)	1,200	—	(16,237)	(14,987)

Issuance of common stock for cash at $0.0143 per share in January 2005	11,282,530	113	161,066	—	—	—	161,179

Share issuance costs	—	—	(10,106)	—	—	—	(10,106)

Donated management services and rent	—	—	—	7,200	—	—	7,200

Net loss for the year	—	—	—	—	—	(31,444)	(31,444)

Balance - January 31, 2005	46,282,530	463	150,660	8,400	—	(47,681)	111,842

Shares returned for cancellation	(34,300,000)	(343)	343	—	—	—	—

Issuance of common stock for cash at $0.01 per share with related discount of $3,430,000 in May 2005	4,000,000	40	4,819,960	—	(4,780,000)	—	40,000

Issuance of common stock for cash at $0.01 per share with related discount of $3,430,000 in June 2005	4,000,000	40	4,819,960	—	(4,780,000)	—	40,000

Return of common stock	(2,000,000)	(20)	(2,719,980)	—	2,700,000	—	(20,000)

Issuance of common stock for investor relations services in at $1.58 September 2005	300,000	3	473,997	—	—	—	474,000

Issuance of common stock on conversion of convertible debenture at $1.00 in January 2006	900,000	9	899,991	—	—	—	900,000

Fair value of stock options vested	—	—	621,066	—		—	621,066

Amortization of deferred compensation	—	—	—	—	2,373,333	—	2,373,333

Intrinsic value of beneficial conversion features of convertible debentures	—	—	11,832,908	—	—	—	11,832,908

Fair value of warrants issued with convertible debentures	—	—	6,724,205	—	—	—	6,724,205

Donated management services and rent	—	—	—	3,000	—	—	3,000

Net loss for the year	—	—	—	—	—	(8,244,758)	(8,244,758)

Balance - January 31, 2006	19,182,530	192	27,623,110	11,400	(4,486,667)	(8,292,439)	14,855,596

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
(An Exploration Stage Company)
Statement of Stockholders’ Equity (continued)
Period from December 11, 2003 (Date of Inception) to January 31, 2007
(Expressed in U.S. dollars)

						Deficit
						Accumulated
			Additional			During the
	Common Stock		Paid-in	Donated	Deferred	Exploration
	Shares #	Amount $	Capital $	Capital $	Compensation $	Stage $	Total $

Balance - January 31, 2006	19,182,530	192	27,623,110	11,400	(4,486,667)	(8,292,439)	14,855,596

Issuance of common stock on conversion of convertible debenture at $1.00 per share in March 2006	700,000	7	699,993	—	—	—	700,000

Issuance of common stock on conversion of convertible debenture at $1.00 per share in June 2006	200,000	2	199,998	—	—	—	200,000

Issuance of common stock on conversion of convertible debenture at $1.00 per share in August 2006	400,000	4	399,996	—	—	—	400,000

Issuance of common stock on conversion of convertible debenture at $1.94 per share in September 2006	128,839	1	249,999	—	—	—	250,000

Issuance of common stock on conversion of convertible debenture at $1.17 per share in October 2006	729,012	7	849,993	—	—	—	850,000

Issuance of common stock on conversion of convertible debenture at $1.61 per share in November 2006	557,475	6	899,994	—	—	—	900,000

Issuance of common stock on conversion of convertible debenture at $1.00 per share in December 2006	300,000	3	299,997	—	—	—	300,000

Issuance of common stock on conversion of convertible debenture at $1.80 per share in January 2007	278,010	3	499,997	—	—	—	500,000

Amortization of deferred compensation	—	—	—	—	3,430,000	—	3,430,000

Elimination of deferred compensation pursuant to FAS 123R	—	—	(1,056,667)	—	1,056,667	—	—

Fair value of stock options vested	—	—	2,395,354	—	—	—	2,395,354

Intrinsic value of beneficial conversion features of convertible debentures	—	—	139,944	—	—	—	139,944

Net loss for the year	—	—	—	—	—	(18,338,534)	(18,338,534)

Balance - January 31, 2007	22,475,866	225	33,201,708	11,400	—	(26,630,973)	6,582,360

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

1.     Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. In December 2003, the Company purchased six mineral claims situated in the Greenwood Mining Division in the Province of British Columbia, Canada. The Company’s principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. During the fiscal year ended January 31, 2006, the Company abandoned its mineral property as a result of poor exploration results, and changed the Company’s principal business to that of acquisition, exploration and development of oil and gas resource properties. On May 10, 2005, the Company changed its name to Triangle Petroleum Corporation.

The Company has been in the exploration stage since its formation in December 2003 and has not yet realized any significant revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of oil and gas resource properties. The Company has incurred losses of $26,630,973 since inception and has a working capital deficit of $334,103 as at January 31, 2007. During the year ended January 31, 2006, the Company issued $26,000,000 of convertible debentures. During the year ended January 31, 2007, the Company issued an additional $5,000,000 of convertible debentures. The Company is committed to incur approximately $9,153,500 towards oil and gas expenditures and has $2,750,000 of convertible debentures maturing during the next twelve months. As at January 31, 2007, the Company had cash and cash equivalents of $5,798,982, and subsequently, the Company completed an additional equity financing and raised proceeds of $20,824,000. Refer to Note 17(a).

Although existing cash resources are currently expected to provide sufficient funds through the upcoming fiscal year, the capital expenditures required to achieve planned principal operations may be substantial. The continuation of the Company as a going concern for a period longer than the upcoming fiscal year is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations

2.    Summary of Significant Accounting Policies

a)    Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its two wholly-owned subsidiaries, Elmworth Energy Corporation, incorporated in the Province of Alberta, Canada, and Triangle USA Petroleum Corporation, incorporated in the State of Colorado, USA. All significant intercompany balances and transactions have been eliminated. The Company’s fiscal year-end is January 31.

b)    Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, proved and unproved oil and gas expenditures, asset retirement obligations, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)    Foreign Currency Transactions

The Company's functional currency is the United States dollar and management has adopted SFAS No. 52, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2.    Summary of Significant Accounting Policies (continued)

d)    Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

e)    Property and Equipment

Property and equipment consists of computer hardware, geophysical software, furniture and equipment and leasehold improvements, and is recorded at cost. Computer hardware and geophysical software are depreciated on a straight-line basis over their estimated useful lives of three years. Furniture and equipment are depreciated on a straight-line basis over their estimated useful lives of five years. Leasehold improvements are depreciated on a straight-line basis over their estimated useful lives of five years.

f)     Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

g)    Oil and Gas Properties

The Company utilizes the full-cost method of accounting for petroleum and natural gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling of productive and non-productive wells into the full cost pool on a country by country basis. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the proved reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. The costs of unproved properties are not amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such determination is made the Company assesses annually whether impairment has occurred, and includes in the amortization base drilling exploratory dry holes associated with unproved properties.

The Company applies a ceiling test to the capitalized cost in the full cost pool. The ceiling test limits such cost to the estimated present value, using a ten percent discount rate, of the future net revenue from proved reserves, based on current economic and operating conditions. Specifically, the Company computes the ceiling test so that capitalized cost, less accumulated depletion and related deferred income tax, do not exceed an amount (the ceiling) equal to the sum of: (A) The present value of estimated future net revenue computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current cost) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (B) the cost of property not being amortized; plus (C) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less (D) income tax effects related to differences between the book and tax basis of the property.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2.    Summary of Significant Accounting Policies (continued)

g)    Oil and Gas Properties (continued)

For unproven properties, the Company excludes from capitalized costs subject to depletion, all costs directly associated with the acquisition and evaluation of the unproved property until it is determined whether or not proved reserves can be assigned to the property. Until such a determination is made, the Company assesses the property at least annually to ascertain whether impairment has occurred. In assessing impairment the Company considers factors such as historical experience and other data such as primary lease terms of the property, average holding periods of unproved property, and geographic and geologic data. The Company adds the amount of impairment assessed to the cost to be amortized subject to the ceiling test.

h)    Asset Retirement Obligations

The Company recognizes a liability for future retirement obligations associated with the Company’s oil and gas properties. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until the Company settles the obligation.

i)    Debt Issue Costs

In accordance with the Accounting Principles Board Opinion 21 “Interest on Receivables and Payables”, the Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company follows the guidance in the EITF 95-13 “Classification of Debt Issue Costs in the Statement of Cash Flows” and classifies cash payments for debt issue costs as a financing activity.

j)    Revenue Recognition

The Company recognizes oil and gas revenue when production is sold at a fixed or determinable price, persuasive evidence of an arrangement exists, delivery has occurred and title has transferred, and collectibility is reasonably assured.

k)    Income Taxes

The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

l)    Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Shares underlying these securities totaled approximately 17,714,000 as of January 31, 2007.

m)   Financial Instruments

The fair values of financial instruments, which include cash and cash equivalents, other receivables, accounts payable and accrued liabilities approximate their carrying values due to the relatively short maturity of these instruments. The fair values of convertible debentures are estimated to approximate their carrying values based on borrowing rates currently available to the Company for debt with similar terms.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2.    Summary of Significant Accounting Policies (continued)

n)    Concentration of Risk

The Company does not believe that it is exposed to interest rate risk. The Company maintains its cash accounts in one commercial bank located in Calgary, Alberta, Canada. The Company's cash accounts consist of uninsured and insured business checking accounts and deposits maintained principally in U.S. dollars. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of federally insured amounts. As at January 31, 2007, the Company has not engaged in any transactions that would be considered derivative instruments on hedging activities. To date, the Company has not incurred a loss relating to this concentration of credit risk.

o)    Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2007 and 2006, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

p)    Stock-Based Compensation

Prior to February 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting. Effective February 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified prospective transition method. Under that transition method, compensation cost is recognized for all share-based payments granted prior to, but not yet vested as of February 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and compensation cost for all share-based payments granted subsequent to February 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods have not been restated.

As a result of adopting SFAS 123R on February 1, 2006, the Company’s loss for the year ended January 31, 2007 is $224,064 higher than if it had continued to account for share-based compensation under APB No. 25, and basic and diluted loss per share for the year ended January 31, 2007 would have been $0.87 per share if APB No. 25 was still being used.

Year Ended January 31, 2006 $

Net loss — as reported	(8,244,758)
Add: Stock-based compensation expense included in net loss — as reported	3,290,649
Deduct: Total stock-based compensation expense determined under fair value based method	(3,439,383)
Net loss - pro forma	(8,393,492)
Net loss per share (basic and diluted) — as reported	(0.32)
Net loss per share (basic and diluted) — pro forma	(0.32)

q)    Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board ("FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2.    Summary of Significant Accounting Policies (continued)

q)    Recent Accounting Pronouncements (continued)

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2.    Summary of Significant Accounting Policies (continued)

q)    Recent Accounting Pronouncements (continued)

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

r)    Reclassifications

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

3.    Discontinued Operations

In December 2003, the Company, through its former President and director, acquired 100% of the rights, title and interest in six mining claims representing six units in the Greenwood Mining Division in the Province of British Columbia, Canada. Payment of $1,912 was required to record these mining claims and paid by the former President of the Company. The claims were originally purchased by the former President, however, title to the claims has been conveyed to the Company via an unrecorded deed. During fiscal 2006, the Company abandoned its mineral property as a result of poor exploration results.

4.    Prepaid Expenses

The components of prepaid expenses are as follows:

	January 31, 2007 $	January 31, 2006 $	January 31, 2005 $

Prepaid investor relations expenses	—	177,750	—
Prepaid insurance	151,086	83,239	—
Prepaid joint-venture exploration costs	2,367,923	—	—
Other	—	56,763	—
Total prepaid expenses	2,519,009	317,752	—

5.    Property and Equipment

	Cost $	Accumulated Depreciation $	January 31, 2007 Net Carrying Value $	January 31, 2006 Net Carrying Value $	January 31, 2005 Net Carrying Value $

Computer hardware	49,421	17,515	31,906	32,804	—
Furniture and equipment	33,861	8,697	25,164	29,573	—
Geophysical software	8,971	3,885	5,086	6,889	—
Leasehold Improvements	6,083	1,148	4,935	—	—
	98,336	31,245	67,091	69,266	—

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

6.    Oil and Gas Properties

The following table summarizes information regarding the Company's oil and gas acquisition, exploration and development activities:

	January 31,	January 31,	January 31,
	2007 $	2006 $	2005 $

Proved Properties
Exploration costs	2,965,420	1,017,713	-
Less:
Accumulated depletion	(36,229)	-	-
Impairment costs	(2,299,212)	(1,017,713)	-
	629,979	-	-

Unproven Properties
Acquisition costs	14,405,798	5,100,663	-
Exploration costs	6,065,718	1,964,704	-
	20,471,516	7,065,367	-
Net Carrying Value	21,101,495	7,065,367	-

All of the Company’s oil and gas properties are located in the United States and Canada. The Company is currently participating in oil and gas exploration activities in Texas and Colorado, USA, and Alberta, Canada.

(a)    On September 19, 2006, the Company entered into a Development Agreement with a Texas based joint venture partner to participate for a 50% working interest in certain prospects located in the Arkoma Basin, Arkansas by funding 66.6667% of oil and gas related expenditures to a maximum of $16,141,719. The Company has paid $6,809,319 in fiscal 2007 to fund its share of land costs and has advanced a further $1,578,861 for its share of the drilling costs relating to the first vertical well drilled on the prospect. The Company has further committed to pay an additional $7,753,539 for its share of additional seismic and drilling expenditures on the prospect.

(b)    On October 28, 2005, the Company entered into a Letter Agreement with a Colorado based joint venture partner to acquire a 25% working interest in three prospects located in Colorado, Wyoming and Montana. To date the Company has paid $3,355,000 and is committed to pay up to an additional $1,400,000. The Company must pay 33.333% of the costs of drilling the first well in each prospect area, and 25% of the costs thereafter. In fiscal 2006, the Company recognized an impairment loss of $1,017,713 related to an evaluation well located on the Colorado acreage. This impairment loss includes $92,653 in asset retirement obligations accrued which is the Company’s estimated share of the costs to abandon and reclaim this well. The reclamation work is not expected to occur within the next twelve months.

(c)    The Company, through a series of Joint Venture agreements with different parties, has $6,808,802 (2006 - $3,411,863) of unproven oil and gas expenditures in Alberta, Canada. In respect to these unproven oil and gas expenditures, the Company has expended $443,759 (2006 - $266,064) to acquire land, $2,031,168 (2006 - $1,497,126) for geological and geophysical expenditures, and $4,333,875 (2006 - $1,648,673) for drilling related costs. The Company anticipates these expenditures will be subject to amortization prior to January 31, 2008.

The Company's depletion expense is $14.81 per barrel of oil equivalent for the year ended January 31, 2007.

The Company's unproven acquisition and exploration costs were distributed in the following geographic areas:

	January 31, 2007 $	January 31, 2006 $	January 31, 2005 $

Alberta	6,808,802	3,411,863	—
Arkansas	7,569,101	—	—
Rocky Mountains (Colorado, Montana, Wyoming)	2,187,391	2,370,199	—
Texas	3,906,222	1,283,305	—
	20,471,516	7,065,367	—

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

7.    Accrued Liabilities

The components of accrued liabilities are as follows:

	January 31, 2007 $	January 31, 2006 $	January 31, 2005 $

Oil and gas expenditures	466,112	725,855	—
Professional fees	—	2,500	3,750
Total accrued liabilities	466,112	728,355	3,750

8.    Asset Retirement Obligations

	January 31, 2007 $	January 31, 2006 $	January 31, 2005 $

Beginning asset retirement obligations	33,000	—	—
Additions related to new properties	—	—	—
Liabilities incurred	56,446	33,000	—
Deletions related to property disposals	—	—	—
Accretion	1,467	—	—
Total asset retirement obligations	90,913	33,000	—

We are required to recognize an estimated liability for future costs associated with the abandonment of our oil and gas properties including without limitation the costs of reclamation of our drilling sites, storage and transmission facilities and access roads. We base our estimate of the liability on the industry experience of our management and on our current understanding of federal and state regulatory requirements. Our present value calculations require us to estimate the economic lives of our properties, assume what future inflation rates apply to external estimates and determine the credit-adjusted risk-free rate to use. Our estimated asset retirement obligations are reflected in our depreciation, depletion and amortization calculations over the remaining life of our oil and gas properties.

9.    Convertible Debentures

(a)   On June 14, 2005, the Company entered into a securities purchase agreement with a single accredited investor (the “Purchase Agreement”) pursuant to which the investor purchased an 8% convertible debenture with a principal amount of $1,000,000, and a warrant to purchase 1,000,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share until June 15, 2008. Pursuant to the Purchase Agreement, the investor had the right to purchase up to $5,000,000 of additional convertible debentures and warrants to purchase 5,000,000 shares of common stock which was exercised on July 14, 2005, in exchange for an 8% convertible debenture with a principal amount of $5,000,000 and warrants to purchase 5,000,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share until June 15, 2008.

The total convertible debentures of $6,000,000 are due and payable on June 10, 2007. The principal and accrued interest on these convertible debentures may be converted into shares of the Company’s common stock at a rate of $1.00 per share, at the option of the holder. The investor has contractually agreed to restrict the ability to convert the convertible debentures to an amount which would not exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant held by such holder and 4.99% of the outstanding shares of common stock of the Company. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended. The Company filed an SB-2 Registration Statement registering the resale of shares of the Company's common stock issuable upon conversion of these convertible debentures and exercise of the warrants.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

9.    Convertible Debentures (continued)

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $2,666,667 as additional paid-in capital and an equivalent discount which will be expensed over the term of the convertible debentures. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $3,333,333 as additional paid-in capital and an equivalent discount against the convertible debentures. During the year ended January 31, 2006, a debenture with a principal amount of $900,000 was converted into 900,000 shares of common stock. The unamortized discount on the respective convertible debenture of $378,722 was charged to accretion expense. During the year ended January 31, 2007, debentures with a principal amount of $2,350,000 were converted into 2,350,000 shares of common stock. The unamortized discount on the respective convertible debentures of $1,049,247 was charged to accretion expense. The Company will record interest expense over the term of the remaining convertible debentures of $515,626 resulting from the difference between the stated value and carrying value at the date of issuance. To January 31, 2007, accrued interest of $609,140 (2006 - $299,901) has been included in accrued liabilities, and accumulated accretion expense of $2,234,374 (2006 - $1,593,750) has increased the carrying value of the convertible debentures to $2,234,374 (2006 - $1,593,750). Refer to Note 17(c).

(b)   On December 8, 2005, the Company entered into a Securities Purchase Agreement with a single investor pursuant to which the investor purchased 5% secured convertible debentures in the aggregate principal amount of $15,000,000. The gross proceeds of this financing will be received as follows:

(i)	$5,000,000 was received on closing;

(ii)	$5,000,000 was received on the second business day prior to the filing date of the SB-2 Registration Statement; and

(iii)	$5,000,000 was received on the fifth business day following the effective date of the SB-2 Registration Statement

The Company agreed to pay an 8% fee on the receipt of each installment, and a $15,000 structuring fee. The convertible debentures mature on the third anniversary of the date of issue (the “Maturity Date”) and bear interest at 5% per annum. The Company is not required to make any payments until the Maturity Date. The investor may convert, at any time, any amount outstanding under the convertible debentures into shares of common stock of the Company at a conversion price per share equal to the lesser of $5.00 or 90% of the average of the three lowest daily volume weighted average prices of the common stock, as quoted by Bloomberg, LP, of the ten trading days immediately preceding the date of conversion.

The Company, at its option has the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under these convertible debentures prior to the Maturity Date provided that the closing bid price of the common stock is less than $5.00 at the time of the redemption. In the event of redemption, the Company is obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of an SB-2 Registration Statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) registering the common stock issuable upon conversion of the convertible debentures. The Company was obligated to use its best efforts to cause the Registration Statement to be declared effective no later than June 30, 2006 and to insure that the Registration Statement remains in effect until all of the shares of common stock issuable upon conversion of the convertible debentures have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the SEC no later than January 22, 2006, or if the Registration Statement was not declared effective by June 30, 2006, it is required pay to the investor, as liquidated damages, for each month that the Registration Statement has not been filed or declared effective, as the case may be, either a cash amount or shares of common stock equal to 2% of the liquidated value of the convertible debentures. The Company filed an SB-2 Registration Statement on January 18, 2006 that was declared effective May 26, 2006.

The investor has agreed to restrict its ability to convert the convertible debentures and receive shares of the Company’s common stock such that the number of shares of common stock held by the investor in the aggregate and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

9.    Convertible Debentures (continued)

In connection with the Securities Purchase Agreement, the Company and each of its subsidiaries executed security agreements (the “Security Agreements”) in favor of the investor granting them a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements state that if an event of default occurs under the convertible debentures or Security Agreements, the investor has the right to take possession of the collateral, to operate the Company’s business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy the Company’s obligations under these agreements.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $2,697,057 as additional paid-in capital and an equivalent discount which will be expensed over the term of convertible debentures. During the year ended January 31, 2007, debentures with a principal amount of $1,750,000 were converted into 943,336 shares of common stock. The unamortized discount on the respective convertible debentures of $48,980 was charged to accretion expense. The carrying value of the convertible debentures will be accreted to the face value of $13,250,000 to maturity. To January 31, 2007, accrued interest of $693,699 (2006 - $45,205) has been included in accrued liabilities, and accumulated accretion of $1,697,551 (2006 - $77,885) has increased the carrying value of the convertible debentures to $11,552,449 (2006 - $7,520,772. Refer to Note 17(c).

(c)   On December 28, 2005, the Company entered into a Securities Purchase Agreement with two accredited investors providing for the sale by the Company to the investors of 7.5% convertible debentures in the aggregate principal amount of $10,000,000, of which $5,000,000 was advanced immediately, and 1,250,000 warrants (the “Warrants”) to purchase 1,250,000 shares of the Company’s common stock, exercisable at a price of $5.00 per share until December 28, 2006, of which 625,000 were issued. The second instalment of $5,000,000 and 625,000 warrants was advanced on January 18, 2006, upon the filing of an SB-2 Registration Statement by the Company with the SEC. The warrants expired in full without exercise during the fiscal year ended January 31, 2007.

The convertible debentures mature on the third anniversary of the date of issuance (the “Maturity Date”) and bear interest at the annual rate of 7.5%. The Company is not required to make any payments until the Maturity Date. The investors may convert, at any time, any amount outstanding under the convertible debentures into shares of common stock of the Company at a conversion price per share of $4.00.

In connection with the Securities Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the SEC registering the common stock issuable upon conversion of the convertible debentures and Warrants. The Company was obligated to use its best efforts to cause the Registration Statement to be declared effective no later than May 28, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the convertible debentures have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the SEC no later than February 26, 2006, or if the Registration Statement was not declared effective by June 30, 2006, the Company is required pay to the investors, as liquidated damages, for each month that the Registration Statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the convertible debentures. The Company filed an SB-2 Registration Statement on January 18, 2006 that was declared effective May 25, 2006.

Each investor has agreed to restrict its ability to convert the convertible debentures or exercise the Warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

9.    Convertible Debentures (continued)

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $6,609,128 as additional paid-in capital and an equivalent discount which will be expensed over the term of the convertible debentures. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $3,390,872 as additional paid-in capital and an equivalent discount against the convertible debentures. The Company will record further interest expense over the term of the Convertible Debentures of $10,000,000 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible debentures will be accreted to the face value of $10,000,000 to maturity. To January 31, 2007, accrued interest of $793,150 (2006 - $43,151) has been included in accrued liabilities, and accumulated accretion expense of $3,525,114 (2006 - $191,781) increased the carrying value of the Convertible Debentures to $3,525,114 (2006 - $191,781).

10.  Related Party Transactions

a)    The Company paid the former Secretary of the Company $18,000 during the year ended January 31, 2006 for consulting services provided. The former Secretary of the Company provided consulting services to the Company valued at $250 per month. During the year ended January 31, 2005, donated management services of $3,000 were recorded.

b)    During the year ended January 31, 2007, the Company incurred $40,000 (2006 - $10,000) in director’s fees.

c)    Effective September 1, 2005, the Company agreed to pay $10,700 per month for management services provided by the President of the Company. This agreement was terminated January 31, 2006, and effective February 1, 2006, the Company agreed to pay a salary of Cdn$12,000 per month to the President of the Company. On November 1, 2006, the Company agreed to pay a salary of Cdn$24,000 to the President of the Company. During the year ended January 31, 2007, Cdn$180,000 was charged to operations.

d)    On June 23, 2005, the Company entered into a management consulting agreement with the President of the Company’s subsidiary. Under the terms of the agreement, the Company must pay $20,000 per month for an initial term of two years, and, unless notice of termination is given by either party, is automatically renewed for one year periods. During year ended January 31, 2007, $240,000 (2006 - $nil) was charged to operations. Previously, the former President of the Company provided consulting services and office premises to the Company. The services were valued at $250 per month and office premises were valued at $100 per month.

e)    On November 14, 2005, the Company entered into a management consulting agreement with the Chief Financial Officer of the Company. Under the terms of the agreement, the Company must pay $10,000 per month, as well as an annual bonus based upon mutually agreed upon targets. This agreement terminated December 31, 2005, and effective January 1, 2006, the Company agreed to pay a salary of Cdn$12,000 per month to the Chief Financial Officer. During the year ended January 31, 2007, Cdn$144,000 was charged to operations.

f)    During the year ended January 31, 2006, the Company repaid $28,416 owing to the former President of the Company. During the year ended January 31, 2006, donated management services of $3,000 provided by the former President of the Company was recorded.

g)    As at January 31, 2005, the amount of $28,416 was due to the former President of the Company for $26,404 of expenses paid on behalf of the Company, $100 for cash advances and $1,912 for mineral claims. This amount was non-interest bearing, unsecured and due on demand.

h)    The former President of the Company provided management services and office premises to the Company. The services are valued at $250 per month and office premises are valued at $100 per month. During the year ended January 31, 2005, donated management services of $3,000 and donated rent of $1,200 were recorded.

i)     During the ended January 31, 2005, the former President of the Company incurred travel expenses of $9,649 on behalf of the Company.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

11.  Common Stock

During the year ended January 31, 2007

(a)   In January 2007, the Company issued 278,010 shares of common stock upon the conversion of convertible debentures with a principal amount of $500,000.

(b)   In December 2006, the Company issued 300,000 shares of common stock upon the conversion of convertible debentures with a principal amount of $300,000.

(c)   In November 2006, the Company issued 557,475 shares of common stock upon the conversion of convertible debentures with a principal amount of $900,000.

(d)   In October 2006, the Company issued 729,012 shares of common stock upon the conversion of convertible debentures with a principal amount of $850,000.

(e)   In September 2006, the Company issued 128,839 shares of common stock upon the conversion of convertible debentures with a principal amount of $250,000.

(f)    In August 2006, the Company issued 400,000 shares of common stock upon the conversion of convertible debentures with a principal amount of $400,000.

(g)   In June 2006, the Company issued 200,000 shares of common stock upon the conversion of convertible debentures with a principal amount of $200,000.

(h)   In March 2006, the Company issued 700,000 shares of common stock upon the conversion of convertible debentures with a principal amount of $700,000.

During the year ended January 31, 2006

(i)    On January 18, 2006, the Company issued 900,000 shares of common stock upon the conversion of a convertible debenture with a principal amount of $900,000.

(j)    On September 22, 2005, the Company issued 300,000 shares of common stock at a fair value of $474,000 for investor relations services to be provided over a term of one year.

(k)   On June 2, 2005, the Company issued 2,000,000 shares of common stock to the President of the Company’s subsidiary at $0.01 per share for cash proceeds of $20,000. As the shares were issued for below fair value, a discount on the issuance of shares of $2,700,000 was recorded as deferred compensation. During the year ended January 31, 2006, $900,000 was charged to operations. During the year ended January 31, 2007, $1,350,000 was charged to operations. The remaining amount of $450,000 in deferred compensation will be amortized over the remainder of the President of the Company’s subsidiary ‘s two year employment contract.

(l)    On May 16, 2005, the Company issued 4,000,000 shares of common stock to the President of the Company at $0.01 per share for cash proceeds of $40,000. As the shares were issued for below fair value, a discount on the issuance of shares of $4,160,000 was recorded as deferred compensation. During the year ended January 31, 2006, $1,473,333 was charged to operations. During the year ended January 31, 2007, $2,080,000 was charged to operations. The remaining amount of $606,667 in deferred compensation will be amortized over the remainder of the President’s two year employment contract.

(m)  On May 12, 2005, the former President of the Company returned 34,300,000 shares of common stock to the Company for cancellation.

(n)   On May 9, 2005, the Company declared a stock dividend of six shares of common stock for each one share of common stock outstanding. All share amounts stated herein have been restated to reflect the stock dividend.

During the year ended January 31, 2005

(o)   On January 13, 2005, the Company issued 11,282,530 shares of common stock at $0.0143 per share for proceeds of $161,179.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

12.  Stock Options

Effective August 5, 2005, the Company approved the 2005 Incentive Stock Plan (the “Plan”) to issue up to 2,000,000 shares of common stock. Pursuant to the Plan, stock options vest 20% upon granting and 20% every six months. As at January 31, 2007, the Company had 370,000 stock options available for granting pursuant to the Plan. The Plan allows for the granting of stock options at a price of not less than fair value of the stock and for a term not to exceed five years. The total number of options granted to any person shall not exceed 5% of the issued and outstanding common stock of the Company.

The weighted average grant date fair value of stock options granted during the years ended January 31, 2007 and 2006 was $2.96 and $2.66, respectively. No stock options were exercised during the years ended January 31, 2007 and 2006. During the year ended January 31, 2007 and 2006, the Company recorded stock-based compensation of $5,825,356 and $2,994,399, respectively, as general and administrative expense.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price $	Aggregate Intrinsic Value $

Outstanding, January 31, 2005	—	—
Granted	1,780,000	3.26
Forfeited	(450,000)	3.23
Outstanding, January 31, 2006	1,330,000	3.28
Granted	700,000	2.96
Forfeited	(400,000)	2.71
Outstanding, January 31, 2007	1,630,000	2.78	47,000
Exercisable, January 31, 2007	848,000	2.76	9,400

The weighted average remaining contractual life of stock options outstanding as of January 31, 2007 and 2006 was 3.89 years and 3.79 years, respectively.

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended January 31, 2007	Year Ended January 31, 2006

Expected dividend yield	0%	0%
Expected volatility	173%	118%
Expected life (in years)	2.7	2.5
Risk-free interest rate	4.72%	4.11%

As at January 31, 2007, there was $2,187,094 of total unrecognized compensation costs related to nonvested share-based compensation arrangements granted under the Plan which are expected to be recognized over a weighted-average period of 8 months. The total fair value of shares vested during the years ended January 31, 2007 and 2006 was $2,395,354 and $621,066, respectively.

A summary of the status of the Company’s nonvested shares as of January 31, 2007, and changes during the year ended January 31, 2007, is presented below:

Nonvested shares	Number of Shares	Weighted-Average Grant-Date Fair Value $

Nonvested at February 1, 2006	1,054,000	2.67
Granted	700,000	2.96
Forfeited	(200,000)	2.71
Vested	(772,000)	2.79
Nonvested at January 31, 2007	782,000	2.80

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

13.  Share Purchase Warrants

The following table summarizes the continuity of the Company’s share purchase warrants:

	Number of Warrants	Weighted average exercise price $

Balance, January 31, 2005	—	—
Issued	7,250,000	1.69
Balance, January 31, 2006	7,250,000	1.69
Expired	(1,250,000)	5.00
Balance, January 31, 2007	6,000,000	1.00

As at January 31, 2007, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date

6,000,000	$1.00	June 15, 2008

14.  Commitment

On July 19, 2005, the Company entered into a lease agreement commencing January 1, 2005 for office premises for a four-year term expiring September 30, 2009. Annual rent is payable at $32,972 (Cdn$36,816) for the first two years and $34,663 (Cdn$38,704) for the remaining two years. The Company must also pay its share of occupancy costs, currently at an annual rate of $18,042 (Cdn$20,145). During the year ended January 31, 2007, the Company paid rent expense of $49,173 (2006 - $29,389). On February 28, 2007, the Company entered into a lease agreement commencing May 1, 2007 for office premises for a 6 year term expiring May 1, 2013. On May 1, 2007, the Company will be terminating this lease agreement and annual rent under the new lease is payable at $176,445 (Cdn$207,680) for the first three years and $183,062 (Cdn$215,468) for the remaining three years. The Company must also pay its share of building operating costs and taxes. Future minimum lease payments over the next five fiscal years are as follows:

2008	$143,482
2009	179,754
2010	179,754
2011	179,754
2012	179,754
$862,498

15.  Income Taxes

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income tax expense differs from the amount that would result from applying the U.S federal, state and Canadian income tax rates to earnings (loss) before income taxes.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

15.  Income Taxes (continued)

The reconciliation of the provision for income taxes attributable to continuing operations computed at the statutory tax rate of 35% to income tax expense as reported is as follows:

	2007 $	2006 $	2005 $

Income tax benefit	6,418,000	2,886,000	11,005
Accretion of convertible debentures	(2,536,000)	(967,000)	—
Non-deductible stock-based compensation	(838,000)	(1,147,000)	—
Impairment of oil and gas properties	(449,000)	—	—
Permanent differences and other	(13,000)	4,000	(2,520)
Unrecognized tax losses	(2,582,000)	(776,000)	(8,485)
Provision for income taxes	—	—	—

The significant components of the Company’s deferred tax assets and liabilities, after applying enacted corporate income tax rates as at January 31, 2007, 2006 and 2005 are as follows:

	2007 $	2006 $	2005 $

Deferred income tax assets
Resource properties	805,000	356,000	—
Net losses carried forward	2,930,000	419,950	13,748
Gross deferred income tax assets	3,735,000	775,950	13,748
Valuation allowance	(3,735,000)	(775,950)	(13,748)
Net deferred income tax asset	—	—	—

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income. As at January 31, 2007, 2006 and 2005, the valuation allowance established against the deferred tax asset increased by $2,959,050, 766,790 and $8,485, respectively.

16.  Segment Disclosures

The Company operates as one operating segment which is oil and gas exploration and development. The Chief Executive Officer is the Company’s Chief Operating Decision Maker (CODM) as defined by SFAS 131, “Disclosure about Segments of an Enterprise and Related Information.” The CODM allocates resources and assesses the performance of the Company based on the results of operations.

17.  Subsequent Events

a)    On February 26, 2007, the Company issued 10,412,000 shares of common stock pursuant to a private placement for aggregate proceeds of $20,824,000. Pursuant to the terms of sale, the Company agreed to cause a resale registration statement covering the common stock to be filed no later than 30 days after the closing and declared effective no later than 120 days after the closing. If the Company fails to comply with the registration statement filing or effective date requirements, it will be required to pay the investors a fee equal to 1% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 10%. On March 14, 2007, the registration statement was declared effective. In connection with the financing the Company paid the placement agents of the offering a cash fee of 6.5% of the proceeds of the offering.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

17.  Subsequent Events (continued)

b)    On February 28, 2007, the Company entered into a lease agreement commencing May 1, 2007 for office premises for a 6 year term expiring May 1, 2013. Annual rent is payable at $176,445 (Cdn$207,680) for the first three years and $185,267 (Cdn$218,064) for the remaining three years. The Company must also pay its share of building operating costs and taxes.

c)    Subsequent to January 31, 2007, the Company received a notice of conversion to issue 1,115,619 shares of common stock upon the conversion of convertible debentures with an aggregate principal amount of $1,400,000.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Consolidated Balance Sheets
(Expressed in U.S. dollars)

	April 30, 2007 $ (unaudited)	January 31, 2007 $

ASSETS
Current Assets
Cash and cash equivalents	20,659,532	5,798,982
Prepaid expenses (Note 4)	775,009	2,519,009
Other receivables	943,053	344,342
Total Current Assets	22,377,594	8,662,333
Debt Issue Costs, net	798,644	916,353
Property and Equipment (Note 5)	68,966	67,091
Oil and Gas Properties (Note 6)	26,196,805	21,101,495
Total Assets	49,442,009	30,747,272

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	2,061,107	4,199,961
Accrued interest on convertible debentures	2,478,338	2,095,989
Accrued liabilities (Note 7)	2,512,979	466,112
Convertible debentures, current portion (Note 9(a))	1,734,375	2,234,374
Total Current Liabilities	8,786,799	8,996,436
Asset Retirement Obligations (Note 8)	113,837	90,913
Convertible Debentures, less unamortized discount of $7,240,569 and $8,688,063 (Note 9)	15,125,056	15,077,563
Total Liabilities	24,025,692	24,164,912
Contingencies and Commitments (Notes 1, 6 and 13)
Subsequent Events (Note 15)
Stockholders’ Equity
Common Stock Authorized: 100,000,000 shares, par value $0.00001 Issued: 34,261,757 shares (January 31, 2007 - 22,475,866 shares)	343	225
Additional Paid-In Capital	56,035,132	33,201,708
Donated Capital	11,400	11,400
Deficit Accumulated During the Exploration Stage	(30,630,558)	(26,630,973)
Total Stockholders’ Equity	25,416,317	6,582,360
Total Liabilities and Stockholders’ Equity	49,442,009	30,747,272

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
(An Exploration Stage Company)
Consolidated Statements of Operations
(Expressed in U.S. dollars)
(Unaudited)

	Accumulated from December 11, 2003 (Date of Inception) to April 30,	Three Months Ended April 30,	Three Months Ended April 30,
	2007	2007	2006
		$$	$
Revenue	150,986	96,644	—
Operating Expenses
Oil and gas production	30,363	30,363	—
Depletion, depreciation and accretion	111,697	75,468	—
Depreciation — property and equipment	38,024	6,780	5,780
General and administrative	14,494,777	2,228,488	2,149,427
Impairment loss on oil and gas properties	2,299,212	—	—
Total Operating Expenses	16,974,073	2,341,099	2,155,207
Net Loss from Operations	(16,823,087)	(2,244,455)	(2,155,207)

Other Income (Expense)
Accretion of discounts on convertible debentures	(11,456,487)	(1,447,494)	(2,051,874)
Amortization of debt issue costs	(581,355)	(117,708)	(82,291)
Interest expense	(2,478,340)	(382,351)	(396,630)
Interest income	741,182	192,423	108,726
Total Other Income (Expense)	(13,775,000)	(1,755,130)	(2,422,069)
Net Loss Before Discontinued Operations	(30,598,087)	(3,999,585)	(4,577,276)
Discontinued Operations	(32,471)	—	—
Net Loss for the Period	(30,630,558)	(3,999,585)	(4,577,276)

Net Loss Per Share — Basic and Diluted		(0.13)	(0.23)

Weighted Average Number of Shares Outstanding		30,579,000	19,575,000

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Expressed in U.S. dollars)
(Unaudited)

	Three Months Ended April 30,	Three Months Ended April 30,
	2007 $	2006 $

Operating Activities
Net loss	(3,999,585)	(4,577,276)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discounts on convertible debentures	1,447,494	2,051,874
Amortization of debt issue costs	117,708	82,291
Depletion, depreciation and accretion	75,468	—
Depreciation — property and equipment	6,780	5,780
Stock-based compensation	1,625,536	1,597,368
Changes in operating assets and liabilities
Prepaid expenses	1,744,000	(190,675)
Other receivables	(598,711)	(96,018)
Accounts payable	(2,138,855)	65,724
Accrued interest on convertible debentures	382,351	396,630
Accrued liabilities	(466,112)	(202,725)
Net Cash Used by Operating Activities	(1,803,926)	(867,027)
Investing Activities
Purchase of property and equipment	(8,655)	(18,000)
Oil and gas property expenditures	(2,634,875)	(1,191,769)
Net Cash Used by Investing Activities	(2,643,530)	(1,209,769)
Financing Activities
Proceeds from issuance of common stock	20,824,000	—
Common stock issuance costs	(1,515,994)	—
Net Cash Provided by Financing Activities	19,308,006	—
Increase (Decrease) in Cash and Cash Equivalents	14,860,550	(2,076,796)
Cash and Cash Equivalents — Beginning of Period	5,798,982	17,394,422
Cash and Cash Equivalents — End of Period	20,659,532	15,317,626

Non-cash Investing and Financing Activities
Common stock issued for conversion of debentures	1,900,000	700,000

Supplemental Disclosures:
Interest paid	—	—
Income taxes paid	—	—

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

1.    Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. In December 2003, the Company purchased six mineral claims situated in the Greenwood Mining Division in the Province of British Columbia, Canada. The Company’s principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. During the fiscal year ended January 31, 2006, the Company abandoned its mineral property as a result of poor exploration results, and changed the Company’s principal business to that of acquisition, exploration and development of oil and gas resource properties. On May 10, 2005, the Company changed its name to Triangle Petroleum Corporation.

The Company has been in the exploration stage since its formation in December 2003 and has not yet realized any significant revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of oil and gas resource properties. The Company has incurred losses of $30,630,558 since inception on December 11, 2003 to April 30, 2007. During the year ended January 31, 2006, the Company issued $26,000,000 of convertible debentures. During the year ended January 31, 2007, the Company issued an additional $5,000,000 of convertible debentures. During the three month period ended April 30, 2007, the Company issued 10,412,000 shares of common stock for net proceeds of $19,308,006. The Company is committed to incur approximately $8,154,068 towards oil and gas expenditures and has $1,850,000 of convertible debentures maturing during the next twelve months. As at April 30, 2007, the Company had cash and cash equivalents of $20,659,532.

Although existing cash resources are currently expected to provide sufficient funds through the upcoming fiscal year, the capital expenditures required to achieve planned principal operations may be substantial. The continuation of the Company as a going concern for a period longer than the current fiscal year is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations

2.    Summary of Significant Accounting Policies

i)     Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its two wholly-owned subsidiaries, Elmworth Energy Corporation, incorporated in the Province of Alberta, Canada, and Triangle USA Petroleum Corporation, incorporated in the State of Colorado, U.S.A. All significant intercompany balances and transactions have been eliminated. The Company’s fiscal year-end is January 31.

j)     Interim Financial Statements

These interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-QSB. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended January 31, 2007, included in the Company’s Annual Report on Form 10-KSB filed on May 1, 2007 with the SEC.

The consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s consolidated financial position at April 30, 2007 and January 31, 2007, and the consolidated results of its operations and consolidated cash flows for the three months ended April 30, 2007 and 2006. The results of operations for the three months ended April 30, 2007 are not necessarily indicative of the results to be expected for future quarters or the full year.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

k)    Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, proved and unproved oil and gas expenditures, asset retirement obligations, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

l)     Foreign Currency Translation

The Company's functional currency is the United States dollar and management has adopted SFAS No. 52, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

m)    Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

n)    Property and Equipment

Property and equipment consists of computer hardware, geophysical software, furniture and equipment and leasehold improvements, and is recorded at cost. Computer hardware and geophysical software are depreciated on a straight-line basis over their estimated useful lives of three years. Furniture and equipment are depreciated on a straight-line basis over their estimated useful lives of five years. Leasehold improvements are depreciated on a straight-line basis over their estimated useful lives of five years.

o)    Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

p)    Oil and Gas Properties

The Company utilizes the full-cost method of accounting for petroleum and natural gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling of productive and non-productive wells into the full cost pool on a country by country basis. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the proved reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. The costs of unproved properties are not amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such determination is made the Company assesses annually whether impairment has occurred, and includes in the amortization base drilling exploratory dry holes associated with unproved properties.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

h)    Oil and Gas Properties (continued)

The Company applies a ceiling test to the capitalized cost in the full cost pool. The ceiling test limits such cost to the estimated present value, using a ten percent discount rate, of the future net revenue from proved reserves, based on current economic and operating conditions. Specifically, the Company computes the ceiling test so that capitalized cost, less accumulated depletion and related deferred income tax, do not exceed an amount (the ceiling) equal to the sum of: (A) The present value of estimated future net revenue computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current cost) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (B) the cost of property not being amortized; plus (C) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less (D) income tax effects related to differences between the book and tax basis of the property.

For unproven properties, the Company excludes from capitalized costs subject to depletion, all costs directly associated with the acquisition and evaluation of the unproved property until it is determined whether or not proved reserves can be assigned to the property. Until such a determination is made, the Company assesses the property at least annually to ascertain whether impairment has occurred. In assessing impairment the Company considers factors such as historical experience and other data such as primary lease terms of the property, average holding periods of unproved property, and geographic and geologic data. The Company adds the amount of impairment assessed to the cost to be amortized subject to the ceiling test.

i)     Asset Retirement Obligations

The Company recognizes a liability for future retirement obligations associated with the Company’s oil and gas properties. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until the Company settles the obligation.

s)    Debt Issue Costs

In accordance with Accounting Principles Board Opinion 21 “Interest on Receivables and Payables”, the Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company follows the guidance in EITF 95-13 “Classification of Debt Issue Costs in the Statement of Cash Flows” and classifies cash payments for debt issue costs as a financing activity.

t)    Revenue Recognition

The Company recognizes oil and gas revenue when production is sold at a fixed or determinable price, persuasive evidence of an arrangement exists, delivery has occurred and title has transferred, and collectibility is reasonably assured.

u)    Income Taxes

The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

On February 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance regarding uncertain tax positions relating to derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At April 30, 2007, the Company had no material uncertain tax positions.

During the three month period ended April 30, 2007, an income tax benefit of $324,000 (April 30, 2006 - $325,000) and valuation allowance of $324,000 (April 30, 2006 - $325,000) was reported. At April 30, 2007, the Company had $4,662,000 of unrecognized tax benefits. The Company recognizes interest and penalties related to unrecognized tax benefits in tax expense. However the Company has accrued no interest or penalties at April 30, 2007. At April 30, 2007, the Company had five tax years that remain subject to examination by major tax jurisdictions.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

v)    Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Shares underlying these securities totaled approximately 18,394,000 as of April 30, 2007.

w)    Financial Instruments

The fair values of financial instruments, which include cash and cash equivalents, other receivables, accounts payable, accrued interest on convertible debentures, accrued liabilities, and convertible debentures approximate their carrying values due to the relatively short maturity of these instruments. The fair value of convertible debentures are estimated to approximate their carrying values based on borrowing rates currently available to the Company for debt with similar terms.

x)    Concentration of Risk

The Company does not believe that it is exposed to interest rate risk. The Company maintains its cash accounts in one commercial bank located in Calgary, Alberta, Canada. The Company's cash accounts consist of uninsured and insured business checking accounts and deposits maintained principally in U.S. dollars. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of federally insured amounts. As at April 30, 2007, the Company has not engaged in any transactions that would be considered derivative instruments on hedging activities. To date, the Company has not incurred a loss relating to this concentration of credit risk.

y)    Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2007 and 2006, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

z)     Stock-based Compensation

Prior to February 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting. Effective February 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified prospective transition method. Under that transition method, compensation cost is recognized for all share-based payments granted prior to, but not yet vested as of February 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and compensation cost for all share-based payments granted subsequent to February 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods have not been restated.

aa)  Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

2.    Summary of Significant Accounting Policies (continued)

    q)    Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

    r)     Reclassifications

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

4.    Prepaid Expenses

The components of prepaid expenses are as follows:

	April 30, 2007 $	January 31, 2007 $
Prepaid insurance	23,950	151,086
Prepaid joint-venture exploration costs	668,392	2,367,923
Other	82,667	—
Total prepaid expenses	775,009	2,519,009

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

5.    Property and Equipment

	Cost $	Accumulated Depreciation $	April 30, 2007 Net Carrying Value $	January 31, 2007 Net Carrying Value $
Computer hardware	53,391	21,632	31,759	31,906
Furniture and equipment	36,881	10,390	26,491	25,164
Geophysical software	8,971	4,551	4,420	5,086
Leasehold Improvements	7,748	1,452	6,296	4,935
	106,991	38,025	68,966	67,091

6.    Oil and Gas Properties

The following table summarizes information regarding the Company's oil and gas acquisition, exploration and development activities:

	April 30,	January 31,
	2007 $	2007 $
Proved Properties

Exploration costs	7,826,435	2,965,420
Less:
Accumulated depletion	(110,371)	(36,229)
Impairment costs	(2,299,212)	(2,299,212)
	5,416,852	629,979
Unproven Properties

Acquisition costs	14,398,663	14,405,798
Exploration costs	6,381,290	6,065,718
	20,779,953	20,471,516
Net Carrying Value	26,196,805	21,101,495

All of the Company’s oil and gas properties are located in the United States and Canada. The Company is currently participating in oil and gas exploration activities in Texas and Colorado, USA, and Alberta, Canada.

(d)   On September 19, 2006, the Company entered into a Development Agreement with a Texas based joint venture partner to participate for a 50% working interest in certain prospects located in the Arkoma Basin, Arkansas by funding 66.6667% of oil and gas related expenditures to a maximum of $16,141,719. The Company has paid $6,809,319 in fiscal 2007 to fund its share of land costs and has incurred a further $2,578,332 for its share of the drilling costs relating to the first vertical well drilled on the prospect. The Company has further committed to pay an additional $6,754,068 for its share of additional seismic and drilling expenditures on the prospect.

(e)   On October 28, 2005, the Company entered into a Letter Agreement with a Colorado based joint venture partner to acquire a 25% working interest in three prospects located in Colorado, Wyoming and Montana. To date the Company has paid $3,355,000 and is committed to pay up to an additional $1,400,000. The Company must pay 33.333% of the costs of drilling the first well in each prospect area, and 25% of the costs thereafter. In fiscal 2006, the Company recognized an impairment loss of $1,017,713 related to an evaluation well located on the Colorado acreage. This impairment loss includes $92,653 in asset retirement obligations accrued which is the Company’s estimated share of the costs to abandon and reclaim this well. The reclamation work is not expected to occur within the next twelve months.

(f)    The Company, through a series of Joint Venture agreements with different parties, has $5,212,243 (January 31, 2007 - $6,808,802) of unproven oil and gas expenditures in Alberta, Canada. In respect to these unproven oil and gas expenditures, the Company has expended $398,349 (January 31, 2007 - $443,759) to acquire land, $2,022,477 (January 31, 2007 - $2,031,168) for geological and geophysical expenditures, and $2,791,417 (2007 - $4,333,875) for drilling related costs. The Company anticipates these expenditures will be subject to amortization prior to January 31, 2008.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

6.    Oil and Gas Properties (continued)

The Company's depletion expense is $34.04 per barrel of oil equivalent for the three months ended April 30, 2007.

The Company's unproven acquisition and exploration costs were distributed in the following geographic areas:

	April 30, 2007 $	January 31, 2007 $
Alberta	5,212,243	6,808,802
Arkansas	10,150,632	7,569,101
Rocky Mountains (Colorado, Montana, Wyoming)	2,189,421	2,187,391
Texas	3,227,657	3,906,222
	20,779,953	20,471,516

7.    Accrued Liabilities

The components of accrued liabilities are as follows:

	April 30, 2007 $	January 31, 2007 $
Oil and gas expenditures	2,512,979	466,112

8.    Asset Retirement Obligations

	April 30, 2007 $	January 31, 2007 $
Beginning asset retirement obligations	90,913	33,000
Additions related to new properties	—	—
Liabilities incurred	21,000	56,446
Deletions related to property disposals	—	—
Accretion	1,924	1,467
Total asset retirement obligations	113,837	90,913

We are required to recognize an estimated liability for future costs associated with the abandonment of our oil and gas properties including without limitation the costs of reclamation of our drilling sites, storage and transmission facilities and access roads. We base our estimate of the liability on the industry experience of our management and on our current understanding of federal and state regulatory requirements. Our present value calculations require us to estimate the economic lives of our properties, assume what future inflation rates apply to external estimates and determine the credit-adjusted risk-free rate to use. Our estimated asset retirement obligations are reflected in our depreciation, depletion and amortization calculations over the remaining life of our oil and gas properties.

9.    Convertible Debentures

(d)   On June 14, 2005, the Company entered into a securities purchase agreement with a single accredited investor (the “Purchase Agreement”) pursuant to which the investor purchased an 8% convertible debenture with a principal amount of $1,000,000, and a warrant to purchase 1,000,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share until June 15, 2008. Pursuant to the Purchase Agreement, the investor had the right to purchase up to $5,000,000 of additional convertible debentures and warrants to purchase 5,000,000 shares of common stock which was exercised on July 14, 2005, in exchange for an 8% convertible debenture with a principal amount of $5,000,000 and warrants to purchase 5,000,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share until June 15, 2008.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

9.    Convertible Debentures (continued)

The total convertible debentures of $6,000,000 are due and payable on June 10, 2007. The principal and accrued interest on these convertible debentures may be converted into shares of the Company’s common stock at a rate of $1.00 per share, at the option of the holder. The investor has contractually agreed to restrict the ability to convert the convertible debentures to an amount which would not exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant held by such holder and 4.99% of the outstanding shares of common stock of the Company. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended. The Company filed an SB-2 Registration Statement registering the resale of shares of the Company's common stock issuable upon conversion of these convertible debentures and exercise of the warrants.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $2,666,667 as additional paid-in capital and an equivalent discount which will be expensed over the term of the convertible debentures. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $3,333,333 as additional paid-in capital and an equivalent discount against the convertible debentures. During the year ended January 31, 2006, a debenture with a principal amount of $900,000 was converted into 900,000 shares of common stock. The unamortized discount on the respective convertible debenture of $378,722 was charged to accretion expense. During the year ended January 31, 2007, debentures with a principal amount of $2,350,000 were converted into 2,350,000 shares of common stock. The unamortized discount on the respective convertible debentures of $1,049,247 was charged to accretion expense. During the three month period ended April 30, 2007, debentures with a principal amount of $900,000 was converted into 900,000 shares of common stock. The unamortized discount on the respective convertible debenture of $124,521 was charged to accretion expense. The Company will record interest expense over the term of the remaining convertible debentures of $115,625 resulting from the difference between the stated value and carrying value at the date of issuance. To April 30, 2007, accrued interest of $651,934 (January 31, 2007 - $609,140) has been included in accrued liabilities, and accumulated accretion expense of $1,734,375 (April 30, 2006 - $2,475,000) has increased the carrying value of the convertible debentures to $1,734,375 (January 31, 2007 - $2,234,374).

(e)   On December 8, 2005, the Company entered into a Securities Purchase Agreement with a single investor pursuant to which the investor purchased 5% secured convertible debentures in the aggregate principal amount of $15,000,000. The gross proceeds of this financing will be received as follows:

(i)	$5,000,000 was received on closing;

(ii)	$5,000,000 was received on the second business day prior to the filing date of the SB-2 Registration Statement; and

(iii)	$5,000,000 was received on the fifth business day following the effective date of the SB-2 Registration Statement

The Company agreed to pay an 8% fee on the receipt of each installment, and a $15,000 structuring fee. The convertible debentures mature on the third anniversary of the date of issue (the “Maturity Date”) and bear interest at 5% per annum. The Company is not required to make any payments until the Maturity Date. The investor may convert, at any time, any amount outstanding under the convertible debentures into shares of common stock of the Company at a conversion price per share equal to the lesser of $5.00 or 90% of the average of the three lowest daily volume weighted average prices of the common stock, as quoted by Bloomberg, LP, of the ten trading days immediately preceding the date of conversion.

The Company, at its option has the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under these convertible debentures prior to the Maturity Date provided that the closing bid price of the common stock is less than $5.00 at the time of the redemption. In the event of redemption, the Company is obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

9.    Convertible Debentures (continued)

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of an SB-2 Registration Statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) registering the common stock issuable upon conversion of the convertible debentures. The Company was obligated to use its best efforts to cause the Registration Statement to be declared effective no later than June 30, 2006 and to insure that the Registration Statement remains in effect until all of the shares of common stock issuable upon conversion of the convertible debentures have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the SEC no later than January 22, 2006, or if the Registration Statement was not declared effective by June 30, 2006, it is required pay to the investor, as liquidated damages, for each month that the Registration Statement has not been filed or declared effective, as the case may be, either a cash amount or shares of common stock equal to 2% of the liquidated value of the convertible debentures. The Company filed an SB-2 Registration Statement on January 18, 2006 that was declared effective May 26, 2006.

The investor has agreed to restrict its ability to convert the convertible debentures and receive shares of the Company’s common stock such that the number of shares of common stock held by the investor in the aggregate and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

In connection with the Securities Purchase Agreement, the Company and each of its subsidiaries executed security agreements (the “Security Agreements”) in favor of the investor granting them a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements state that if an event of default occurs under the convertible debentures or Security Agreements, the investor has the right to take possession of the collateral, to operate the Company’s business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy the Company’s obligations under these agreements.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $2,697,057 as additional paid-in capital and an equivalent discount which will be expensed over the term of convertible debentures. During the year ended January 31, 2007, debentures with a principal amount of $1,750,000 were converted into 943,336 shares of common stock. The unamortized discount on the respective convertible debentures of $48,980 was charged to accretion expense. During the three month period ended April 30, 2007, debentures with a principal amount of $1,000,000 were converted into 473,891 shares of common stock. The unamortized discount on the respective convertible debentures of $20,385 was charged to accretion expense. The carrying value of the convertible debentures will be accreted to the face value of $12,250,000 to maturity. To April 30, 2007, accrued interest of $850,377 (January 31, 2007 - $693,699) has been included in accrued liabilities, and accumulated accretion of $1,234,213 (January 31, 2007 - $1,697,551) has increased the carrying value of the convertible debentures to $10,787,156 (January 31, 2007 - $11,552,449).

(f)    On December 28, 2005, the Company entered into a Securities Purchase Agreement with two accredited investors providing for the sale by the Company to the investors of 7.5% convertible debentures in the aggregate principal amount of $10,000,000, of which $5,000,000 was advanced immediately, and 1,250,000 warrants (the “Warrants”) to purchase 1,250,000 shares of the Company’s common stock, exercisable at a price of $5.00 per share until December 28, 2006, of which 625,000 were issued. The second instalment of $5,000,000 and 625,000 warrants was advanced on January 18, 2006, upon the filing of an SB-2 Registration Statement by the Company with the SEC. The warrants expired in full without exercise during the fiscal year ended January 31, 2007.

The convertible debentures mature on the third anniversary of the date of issuance (the “Maturity Date”) and bear interest at the annual rate of 7.5%. The Company is not required to make any payments until the Maturity Date. The investors may convert, at any time, any amount outstanding under the convertible debentures into shares of common stock of the Company at a conversion price per share of $4.00.

In connection with the Securities Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the SEC registering the common stock issuable upon conversion of the convertible debentures and Warrants. The Company was obligated to use its best efforts to cause the Registration Statement to be declared effective no later than May 28, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the convertible debentures have been sold. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the SEC no later than February 26, 2006, or if the Registration Statement was not declared effective by June 30, 2006, the Company is required pay to the investors, as liquidated damages, for each month that the Registration Statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the convertible debentures. The Company filed an SB-2 Registration Statement on January 18, 2006 that was declared effective May 25, 2006.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

9.    Convertible Debentures (continued)

Each investor has agreed to restrict its ability to convert the convertible debentures or exercise the Warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $6,609,128 as additional paid-in capital and an equivalent discount which will be expensed over the term of the convertible debentures. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $3,390,872 as additional paid-in capital and an equivalent discount against the convertible debentures. The Company will record further interest expense over the term of the Convertible Debentures of $10,000,000 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible debentures will be accreted to the face value of $10,000,000 to maturity. To April 30, 2007, accrued interest of $976,027 (January 31, 2007 - $793,150) has been included in accrued liabilities, and accumulated accretion expense of $4,337,900 (January 31, 2007 - $3,525,114) increased the carrying value of the convertible debentures to $4,337,900 (January 31, 2007 - $3,525,114).

10.  Common Stock

(p)   On February 20, 2007, the Company issued 108,923 shares of common stock upon the conversion of convertible debentures with a principal amount of $250,000.

(q)   On February 26, 2007, the Company issued 10,412,000 shares of common stock pursuant to a private placement for net proceeds of $19,308,006 after issue costs of $1,515,994. Pursuant to the terms of sale, the Company agreed to cause a resale registration statement covering the common stock to be filed no later than 30 days after the closing and declared effective no later than 120 days after the closing. If the Company fails to comply with the registration statement filing or effective date requirements, it will be required to pay the investors a fee equal to 1% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 10%. On March 14, 2007, the registration statement was declared effective. In connection with the financing the Company paid the placement agents of the offering a cash fee of 6.5% of the proceeds of the offering.

(r)   On March 6, 2007, the Company issued 900,000 shares of common stock upon the conversion of convertible debentures with a principal amount of $900,000.

(s)   On March 7, 2007, the Company issued 106,696 shares of common stock upon the conversion of convertible debentures with a principal amount of $250,000.

(t)    On April 11, 2007, the Company issued 129,333 shares of common stock upon the conversion of convertible debentures with a principal amount of $250,000.

(u)   On April 30, 2007, the Company issued 128,939 shares of common stock upon the conversion of convertible debentures with a principal amount of $250,000.

(v)   On June 2, 2005, the Company issued 2,000,000 shares of common stock to the President of the Company’s subsidiary at $0.01 per share for cash proceeds of $20,000. As the shares were issued for below fair value, a discount on the issuance of shares of $2,700,000 was recorded as deferred compensation. During the year ended January 31, 2006, $900,000 was charged to operations. During the year ended January 31, 2007, $1,350,000 was charged to operations. During the three months ended April 30, 2007, $337,500 was charged to operations. The remaining amount of $112,500 in deferred compensation will be amortized over the remainder of the President of the Company’s subsidiary ‘s two year employment contract.

(w)  On May 16, 2005, the Company issued 4,000,000 shares of common stock to the President of the Company at $0.01 per share for cash proceeds of $40,000. As the shares were issued for below fair value, a discount on the issuance of shares of $4,160,000 was recorded as deferred compensation. During the year ended January 31, 2006, $1,473,333 was charged to operations. During the year ended January 31, 2007, $2,080,000 was charged to operations. During the three months ended April 30, 2007, $520,000 was charged to operations. The remaining amount of $86,667 in deferred compensation will be amortized over the remainder of the President’s two year employment contract.

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

11.  Stock Options

Effective August 5, 2005, the Company approved the 2005 Incentive Stock Plan (the “Plan”) to issue up to 2,000,000 shares of common stock. Pursuant to the Plan, stock options vest 20% upon granting and 20% every six months. As at April 30, 2007, the Company had 370,000 stock options available for granting pursuant to the Plan. The Plan allows for the granting of stock options at a price of not less than fair value of the stock and for a term not to exceed five years. The total number of options granted to any person shall not exceed 5% of the issued and outstanding common stock of the Company.

The weighted average grant date fair value of stock options granted during the three month periods ended April 30, 2007 and 2006 was $nil and $3.71, respectively. No stock options were exercised during the periods ended April 30, 2007 and 2006. During the period ended April 30, 2007 and 2006, the Company recorded stock-based compensation of $1,625,536 and $1,597,368, respectively, as general and administrative expense.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value $
Outstanding, January 31, 2007	1,630,000	2.78
Granted	—	—
Forfeited	—	—
Outstanding, April 30, 2007	1,630,000	2.78	3.64	9,000
Exercisable, April 30, 2007	1,124,000	3.41	3.54	3,600

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Three Months Ended April 30, 2007	Three Months Ended April 30, 2006
Expected dividend yield		0%
Expected volatility	—	171%
Expected life (in years)	—	2.5
Risk-free interest rate	—	4.47%

As at April 30, 2007, there was $1,416,800 (January 31, 2007 - $2,187,094) of total unrecognized compensation costs related to nonvested share-based compensation arrangements granted under the Plan which are expected to be recognized over a weighted-average period of 8 months. The total fair value of shares vested during the periods ended April 30, 2007 and 2006 was $768,036 and $739,868, respectively.

A summary of the status of the Company’s nonvested shares as of April 30, 2007, and changes during the period ended April 30 2007, is presented below:

Nonvested shares	Number of Shares	Weighted-Average Grant-Date Fair Value $
Nonvested at February 1, 2007	782,000	2.80
Granted	—	—
Forfeited	—	—
Vested	(276,000)	2.78
Nonvested at April 30, 2007	506,000	2.80

Triangle Petroleum Corporation
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

12.  Share Purchase Warrants

As at April 30, 2007, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date
6,000,000	$ 1.00	June 15, 2008

13.  Commitment

During the three months ended April 30, 2007, the Company paid rent expense of $13,750 (2006 - $12,959). On February 28, 2007, the Company entered into a lease agreement commencing May 1, 2007 for office premises for a 6 year term expiring May 1, 2013. Annual rent under the lease is payable at $187,082 (Cdn$207,680) for the first three years and $194,098 (Cdn$215,468) for the remaining three years. The Company must also pay its share of building operating costs and taxes. Future minimum lease payments over the next five fiscal years are as follows:

2008	$143,000
2009	191,000
2010	191,000
2011	191,000
2012	191,000
$907,000

14.  Segment Disclosures

The Company operates as one operating segment which is the acquisition, exploration and development of oil and gas resource properties. The Chief Executive Officer is the Company’s Chief Operating Decision Maker (CODM) as defined by SFAS 131, “Disclosure about Segments of an Enterprise and Related Information.” The CODM allocates resources and assesses the performance of the Company based on the results of operations.

15.  Subsequent Events

a)    Subsequent to April 30, 2007, the Company received notices of conversion to issue 1,143,535 shares of common stock for the conversion of convertible debentures with an aggregate principal amount of $1,498,000.
b)    On May 1, 2007, the Company issued 150,000 stock options to two new employees. These stock options are exercisable at a price of $2.19 per share and are subject to the standard vesting and exercise provisions contained in the Company’s stock option plan.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$6,202.12
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	40,000.00	*
Miscellaneous	5,000.00	*
TOTAL	$61,202.12	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

On May 9, 2005, we declared a stock dividend of six shares of common stock for each one share of common stock outstanding.

On May 16, 2005, we issued 4,000,000 restricted shares of common stock to Mark Gustafson, our President, at a price of $0.01 per share in exchange for $40,000 in cash. The securities were issued in a private placement transaction pursuant to Regulation S under the Securities Act of 1933, as amended.

On June 2, 2005, we entered into agreements with Ron W. Hietala and Ron Kinniburgh, pursuant to which Messrs. Hietala and Kinniburgh each purchased 2,000,000 shares of common stock, for which each investor paid $20,000. On June 30, 2005, we entered into an agreement with Mr. Kinniburgh, pursuant to which Mr. Kinniburgh agreed to return the 2,000,000 shares of common stock to us in exchange for the return of his original purchase price of $20,000. The securities were issued in a private placement transaction pursuant to Regulation S under the Securities Act of 1933, as amended. Mr. Hietala is a shareholder and beneficial owner of the Company.

On June 14, 2005, we entered into a securities purchase agreement with a single accredited investor pursuant to which the investor purchased an 8% convertible debenture with a principal amount of $1,000,000, and a warrant to purchase 1,000,000 shares of our common stock, exercisable at a price of $1.00 per share until June 15, 2008. Pursuant to the Purchase Agreement, the investor had the right during the next 60 days, but not the obligation, to purchase up to $5,000,000 of additional convertible debentures and warrants to purchase 5,000,000 shares of our common stock. The investor exercised the purchase right and invested the additional $5,000,000 on July 14, 2005, in exchange for an 8% convertible debenture with a principal amount of $5,000,000, and a warrant to purchase 5,000,000 shares of our common stock, exercisable at a price of $1.00 per share until June 15, 2008. All convertible debentures have been converted into shares of common stock. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On September 22, 2005, we issued 300,000 shares of common stock to Eclipse Ventures International for investor relations serviced provided to us. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners L.P., an accredited investor, on December 8, 2005 for the sale of $15,000,000 in secured convertible debentures. The investors provided us with an aggregate of $15,000,000 as follows:

•	$5,000,000 was disbursed on December 8, 2005;

•	$5,000,000 was disbursed on January 17, 2006; and

•	$5,000,000 was disbursed on June 1, 2006.

The secured convertible debentures bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $5.00 or (ii) 90% of the average of the three lowest daily volume weighted average prices of our common stock, as quoted by Bloomberg, LP, of the 10 trading days immediately preceding the date of conversion. The investor has contractually agreed to restrict its ability to convert the debentures and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of common stock.

We have the right, at our option, with three business days advance written notice, to redeem a portion or all amounts outstanding under the secured convertible debentures prior to the maturity date provided that the closing bid price of our common stock, is less than $5.00 at the time of the redemption. In the event of a redemption, we are obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

To obtain funding for our ongoing operations, we entered into Securities Purchase Agreements with two accredited investors on December 28, 2005 for the sale of (i) $10,000,000 in convertible debentures and (ii) warrants to purchase 1,250,000 shares of our common stock. The two accredited investors, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank each subscribed for 50% of the total offering. The investors provided us with an aggregate of $10,000,000 as follows:

•	$5,000,000 was disbursed on December 28, 2005; and

•	$5,000,000 was disbursed on January 23, 2006.

Pursuant to the Securities Purchase Agreements, we issued 1,250,000 warrants to purchase shares of common stock.

The convertible debentures bear interest at 7.5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at a rate of $4.00 per share. The investors have contractually agreed to restrict their ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On January 10, 2006, we issued 900,000 shares of common stock upon conversion of $900,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On March 9, 2006, we issued 400,000 shares of common stock upon conversion of $400,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On March 27, 2006, we issued 300,000 shares of common stock upon conversion of $300,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On May 29, 2006, we issued 200,000 shares of common stock upon conversion of $200,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On August 3, 2006, we issued 400,000 shares of common stock upon conversion of $400,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On September 22, 2006, we issued 128,839 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On October 2, 2006, we issued 129,012 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On October 6, 2006, we issued 600,000 shares of common stock upon conversion of $600,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 13, 2006, we issued 132,584 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 16, 2006, we issued 150,000 shares of common stock upon conversion of $150,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 22, 2006, we issued 274,891 shares of common stock upon conversion of $500,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 27, 2006, we issued 300,000 shares of common stock upon conversion of $300,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On January 12, 2007, we issued 139,005 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On January 19, 2007, we issued 139,005 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On February 14, 2007, we issued 108,923 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On February 26, 2007, we sold an aggregate of 10,412,000 shares of common stock to 24 accredited investors for aggregate proceeds of $20,824,000. The shares were issued in a private placement transaction pursuant to Section 4(2) under the Securities Act of 1933.

On March 6, 2007, we issued 900,000 shares of common stock upon conversion of $900,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On March 7, 2007, we issued 106,696 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On April 9, 2007, we issued 129,333 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On April 30, 2007, we issued 128,939 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On May 8, 2007, we issued 748,000 shares of common stock upon conversion of $748,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On May 11, 2007, we issued 130,494 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On May 21, 2007, we issued 265,041 shares of common stock upon conversion of $500,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 4, 2007, we issued 300,000 shares of common stock upon conversion of $300,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 6, 2007, we issued 802,000 shares of common stock upon conversion of $802,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 13, 2007, we issued 279,002 shares of common stock upon conversion of $500,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 21, 2007, we issued 138,472 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 26, 2007, we issued 50,000 shares of common stock to Torrey Hills Capital for investor relations serviced provided to us. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 28, 2007, we issued 138,566 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Triangle Petroleum or executive officers of Triangle Petroleum, and transfer was restricted by Triangle Petroleum in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

References to “the Company” in this Exhibit List mean Triangle Petroleum Corporation, a Nevada corporation.

Exhibit No.	Description

3.1	Articles of Incorporation, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 27, 2004 and incorporated herein by reference.

3.2	Articles of Amendment to the Articles of Incorporation, changing the name to Triangle Petroleum Corporation, filed with the Nevada Secretary of State on May 10, 2005.

3.3	Bylaws of the Company, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 27, 2004 and incorporated herein by reference.

4.1
Securities Purchase Agreement, dated December 8, 2005, by and between Triangle Petroleum Corporation and Cornell Capital Partners LP, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 12, 2005 and incorporated herein by reference.

4.2
Secured Convertible Debenture issued to Cornell Capital Partners LP, dated December 8, 2005, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 12, 2005 and incorporated herein by reference.

4.3
Registration Rights Agreement, dated December 8, 2005, by and between Triangle Petroleum Corporation and Cornell Capital Partners LP, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 12, 2005 and incorporated herein by reference.

4.4
Security Agreement, dated December 8, 2005, by and between Triangle Petroleum Corporation and Cornell Capital Partners LP, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 12, 2005 and incorporated herein by reference.

4.5
Security Agreement, dated December 8, 2005, by and between Elmworth Energy Corporation and Cornell Capital Partners LP, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 12, 2005 and incorporated herein by reference.

4.6
Security Agreement, dated December 8, 2005, by and between Triangle USA Petroleum Corporation and Cornell Capital Partners LP, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 12, 2005 and incorporated herein by reference.

4.7
Secured Convertible Debenture issued to Cornell Capital Partners LP, dated January 17, 2006, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on February 24, 2006 and incorporated herein by reference.

4.8
Securities Purchase Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.9
Securities Purchase Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Centrum Bank, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.10
Convertible Debenture issued to Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, dated December 28, 2005, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.11
Convertible Debenture issued to Centrum Bank, dated December 28, 2005, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.12
Registration Rights Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.13
Registration Rights Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Centrum Bank, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.14
Convertible Debenture issued to Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, dated January 23, 2006, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on February 24, 2006 and incorporated herein by reference.

4.15
Convertible Debenture issued to Centrum Bank, dated January 23, 2006, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on February 24, 2006 and incorporated herein by reference.

4.16
Amendment, dated May 3, 2006, to Securities Purchase Agreement dated December 7, 2005, by and between Triangle Petroleum Corporation and Cornell Capital Partners LP, filed as an exhibit to the amended Registration Statement on Form SB-2/A, filed with the Commission on May 17, 2006 and incorporated herein by reference.

4.17	2005 Incentive Stock Plan, filed as an exhibit to the Registration Statement on Form S-8, filed with the Commission on October 14, 2005 and incorporated herein by reference.

5.1
Sichenzia Ross Friedman Ference LLP Opinion and Consent, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on January 18, 2006 and incorporated herein by reference.

10.1
Stock Purchase Agreement between the Company and Rowlings Financial Inc., dated as of June 14, 2005, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2005 and incorporated herein by reference.

10.2
Convertible Debenture issued by the Company in favor of Rowlings Financial, Inc., dated as of June 14, 2005, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2005 and incorporated herein by reference.

10.3
Common Stock Purchase Warrant issued by the Company in favor of Rowlings Financial, Inc., dated as of June 14, 2005, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2005 and incorporated herein by reference.

10.4
Registration Rights Agreement between the Company and Rowlings Financial Inc., dated as of June 14, 2005, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2005 and incorporated herein by reference.

10.5
Convertible Debenture issued by the Company in favor of Rowlings Financial, Inc., dated as of July 14, 2005, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2005 and incorporated herein by reference.

10.6
Common Stock Purchase Warrant issued by the Company in favor of Rowlings Financial, Inc., dated as of July 14, 2005, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2005 and incorporated herein by reference.

10.7
Form of Stock Purchase Agreement, dated as of June 2, 2005, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2005 and incorporated herein by reference.

10.8
Consulting Agreement, dated as of June 23, 2005, by and between RWH Management Services Ltd. and Elmworth Energy Corporation, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2005 and incorporated herein by reference.

10.9
Master License Agreement, dated as of June 15, 2005, between Elmworth Energy Corporation and Millennium Seismic Ltd., filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on October 7, 2005 and incorporated herein by reference.

10.10
Participation Agreement, dated as of October 26, 2005, by and between Triangle USA Petroleum Corporation and Kerogen Resources, Inc., filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2005 and incorporated herein by reference.

10.11
Joint Exploration Agreement, dated as of October 28, 2005, by and between Triangle USA Petroleum Corporation and Hunter Energy LLC, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2005 and incorporated herein by reference.

10.12
Employment Agreement, dated as of October 14, 2005, by and between Triangle Petroleum Corporation and Aly Musani, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on January 18, 2006 and incorporated herein by reference.

10.13
Consulting Agreement, dated as of September 1, 2005, by and between Triangle Petroleum Corporation and MGG Consulting, filed as an exhibit to the Quarterly Report on Form 10-QSB, filed with the Commission on June 6, 2006 and incorporated herein by reference.

10.14
Letter Exploration Agreement, dated as of September 19, 2006, by and between Triangle USA Petroleum Corporation and Kerogen Resources Inc., filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on October 2, 2006 and incorporated herein by reference.

10.15
Consulting Agreement, dated as of November 1, 2006, by and between Triangle Petroleum Corporation and Parabolic, LLC, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on November 7, 2006 and incorporated herein by reference.

10.16
Form of Securities Purchase Agreement, dated as of February 26, 2007, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 27, 2007 and incorporated herein by reference.

10.17
Form of Securities Purchase Agreement, dated as of February 26, 2007, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 27, 2007 and incorporated herein by reference.

14.1
Code of Ethics for Senior Financial Officers, filed as an exhibit to the annual report on Form 10-KSB filed with the Securities and Exchange Commission on May 16, 2005 and incorporated herein by reference.

14.2	Audit Committee Charter, filed as an exhibit to the annual report on Form 10-KSB filed with the Securities and Exchange Commission on May 16, 2005 and incorporated herein by reference.

21.1	List of subsidiaries, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on January 18, 2006 and incorporated herein by reference.

23.1	Consent of Manning Elliott LLP, Chartered Accountants (filed herewith).

23.2	Consent of legal counsel (see Exhibit 5.1).

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this amendment to this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on July 24, 2007.

TRIANGLE PETROLEUM CORPORATION

Date: July 24, 2007	By:	/s/ MARK GUSTAFSON

Mark Gustafson
President (Principal Executive Officer) and Director

Date: July 24, 2007	By:	/s/ ALY MUSANI

Aly Musani
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ MARK GUSTAFSON	President (Principal Executive	July 24, 2007
Mark Gustafson	Officer) and Director

/s/ ALY MUSANI	Chief Financial Officer, Principal	July 24, 2007
Aly Musani	Financial Officer and Principal Accounting Officer

/s/ RON W. HIETALA	Director	July 24, 2007
Ron W. Hietala

/s/ JOHN D. CARLSON	Director	July 24, 2007
John D. Carlson

/s/ STEPHEN A. HOLDITCH	Director	July 24, 2007
Stephen A. Holditch